Filed Pursuant to Rule 424(b)(5)
Registration No. 333-224580

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.875% Senior Notes due 2026	$500,000,000	$62,250
Total	$500,000,000	$62,250
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement
(To Prospectus dated May 1, 2018)

$500,000,000

CDK Global, Inc.

5.875% Senior Notes due 2026

We are offering $500,000,000 aggregate principal amount of our 5.875% Senior Notes due 2026 (the “notes”). Interest on the notes is payable on June 15 and December 15 of each year, beginning on December 15, 2018. The notes will mature on June 15, 2026.

The notes will be redeemable, in whole or in part, at our option on or after June 15, 2021, at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. We may also redeem the notes, in whole or in part, at our option at any time prior to June 15, 2021, at a price equal to 100% of their principal amount plus a “make-whole” premium, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption.” Upon the occurrence of a change of control triggering event with respect to the notes, we will be required to make an offer to repurchase the notes at the price as set forth in this prospectus supplement.

The notes will be issued pursuant to an indenture to be entered into between us and U.S. Bank National Association, as trustee. The notes will not be guaranteed. The notes will be our senior unsecured obligations and will rank (i) equally in right of payment with all of our existing and future senior indebtedness, including indebtedness under our Credit Facilities and our existing senior notes (each as defined herein), (ii) senior to all of our future subordinated indebtedness, (iii) effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and (iv) structurally subordinated to the obligations of each of our subsidiaries.

We intend to use the net proceeds from this offering for general corporate purposes, which may include share repurchases, dividends, acquisitions, repayments of debt, and working capital and capital expenditures. See “Use of Proceeds.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement for a description of factors you should consider before deciding to invest in the notes.

	Per Note	Total
Public Offering Price(1)	100.00%	$500,000,000
Underwriting Discount	1.25%	$6,250,000
Proceeds to CDK Global, Inc. (before expenses)(1)	98.75%	$493,750,000
(1)	Plus accrued interest, if any, from June 18, 2018, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the delivery of the notes to purchasers will be made on or about June 18, 2018, only in book-entry form, through the facilities of The Depository Trust Company (“DTC”).

Joint book-running managers

J.P. Morgan

BofA Merrill Lynch	Morgan Stanley	MUFG	US Bancorp	Wells Fargo Securities

Senior co-managers

BMO Capital Markets	BB&T Capital Markets	Citigroup	Citizens Capital Markets	Lloyds Securities

Co-managers

Danske Markets	Huntington Capital Markets	Ramirez & Co., Inc.

The date of this prospectus supplement is June 4, 2018.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide you with any information that is not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of the date of the applicable document. We are not, and the underwriters are not, making an offer to sell these securities in any state or other jurisdiction where the offer and sale is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus dated May 1, 2018, which gives more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In this prospectus supplement, the terms “CDK,” the “Company,” “we,” “us” and “our” refer to CDK Global, Inc., unless otherwise indicated or the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities that may be offered pursuant to the accompanying prospectus with the SEC. The accompanying prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.cdkglobal.com. Information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus (except for our SEC reports that are expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (filed on August 8, 2017), including portions of our Proxy Statement for the 2017 annual meeting of stockholders (filed on October 3, 2017) to the extent specifically incorporated by reference therein;
•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2017 (filed on October 31, 2017), December 31, 2017 (filed on January 30, 2018), and March 31, 2018 (filed on April 26, 2018); and
•	our Current Reports on Form 8-K filed on August 8, 2017, September 7, 2017, October 31, 2017 (excluding the information disclosed pursuant to Item 2.02 and Exhibit 99.1 thereto), November 15, 2017, November 17, 2017, January 16, 2018 and March 20, 2018.

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All reports and other documents that we subsequently file (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of this offering of securities hereunder, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents. The information contained on our website (www.cdkglobal.com) is not incorporated into this prospectus supplement except for the SEC reports expressly referred to above.

Any statement contained herein by reference will be deemed to be modified or superseded for purpose of this prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not been deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. Unless the context requires otherwise, all references to this prospectus supplement and the accompanying prospectus include the documents incorporated by reference herein.

USE OF NON-GAAP FINANCIAL REPORTING

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include certain non-GAAP measures, including adjusted EBITDA, adjusted total debt, and ratio of adjusted total debt to adjusted EBITDA. For a discussion of the limitations on these measures, the rationales for using these measures and a reconciliation of these measures to the most directly comparable measures used in accordance with generally accepted accounting principles in the United States (“GAAP”), see “Summary—Summary Historical Financial Information.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain, and other written or oral statements made from time to time by the Company may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: the Company’s business outlook, forecasted GAAP and adjusted results for the Company’s fiscal year ending June 30, 2018 (“fiscal 2018”), and targeted adjusted EBITDA exit margin for the Company’s fiscal year ending June 30, 2019 (“fiscal 2019”), and an estimated post-tax reform normalized annual adjusted effective tax rate; statements concerning the Company’s payment of dividends and the repurchase of shares, leverage targets and the funding of such dividends and repurchases; the Company’s objectives for its multi-year business transformation plan; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position business outlook trends; and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “could,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “assumes,” and variations of such words or similar expressions are intended to identify forward-looking statements. In particular, information appearing under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to:

•	the Company’s success in obtaining, retaining, and selling additional services to customers;
•	the pricing of our products and services;
•	overall market and economic conditions, including interest rate and foreign currency trends, and technology trends;

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•	adverse global economic conditions and credit markets and volatility in the countries in which we do business (such as the adverse economic impact and related uncertainty caused by the United Kingdom’s decision to leave the European Union);
•	auto sales and advertising and related industry changes;
•	competitive conditions;
•	changes in regulation (including future interpretations, assumptions and regulatory guidance related to the Tax Cuts and Jobs Act);
•	changes in technology, security breaches, interruptions, failures, and other errors involving our systems;
•	availability of skilled technical employees/labor/personnel;
•	the impact of new acquisitions and divestitures;
•	employment and wage levels;
•	availability of capital for the payment of debt service obligations or dividends or the repurchase of shares;
•	any changes to our credit ratings and the impact of such changes on our financing costs, rates, terms, debt service obligations, and access to capital market and working capital needs;
•	the impact of our indebtedness, our access to cash and financing, and our ability to secure financing or financing at attractive rates;
•	litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations;
•	our ability to timely and effectively implement our business transformation plan; and
•	the ability of our significant stockholders and their affiliates to significantly influence our decisions, or cause us to incur significant costs.

There may be other factors that may cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described under the “Risk Factors” section herein and elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein by reference.

All forward-looking statements speak only as of the date of this prospectus supplement, even if subsequently made available by us on our website or otherwise, and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in the notes. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors,” “Description of the Notes” and the financial statements and related notes included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

We are a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, we provide solutions to dealers in more than 100 countries around the world, serving approximately 28,000 retail locations and most original equipment manufacturers (“OEMs”). We have over 40 years of history providing innovative solutions to automotive retailers and OEMs to better manage, analyze, and grow their businesses. Our solutions automate and integrate all parts of the buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair, and maintenance of vehicles. We believe the breadth of our integrated solutions allows us to more comprehensively address the varied needs of automotive retailers than any other single competitor in our industry.

We are incorporated under the laws of the State of Delaware. Our corporate headquarters are located at 1950 Hassell Road, Hoffman Estates, IL 60169, and our telephone number is (847) 397-1700. Our website address is www.cdkglobal.com. Information contained on our website does not constitute a part of this prospectus supplement (except for our SEC filings expressly incorporated by reference herein).

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see “Description of the Notes.”

Issuer
CDK Global, Inc.
Notes Offered
$500,000,000 aggregate principal amount of 5.875% Senior Notes due 2026.
Maturity
June 15, 2026.
Interest
Interest on the notes will accrue from June 18, 2018 and will be payable in cash at a rate of 5.875% per annum.
Interest Payment Dates
June 15 and December 15 of each year, beginning on December 15, 2018.
Ranking
The notes will be our senior unsecured obligations and will:
•	rank equally in right of payment with all of our existing and future senior indebtedness, including our obligations under our Credit Facilities and our existing senior notes;
•	rank senior in right of payment to all of our future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;
•	be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and
•	be structurally subordinated to all obligations of each of our subsidiaries.

As of March 31, 2018, our subsidiaries had no long-term debt owed to third parties.

Optional Redemption
We may redeem the notes, in whole or in part, at any time on or after June 15, 2021, at the redemption prices listed under “Description of the Notes—Optional Redemption” plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. We may redeem the notes, in whole or in part, at any time prior to June 15, 2021 at a price equal to 100% of the principal amount of the notes redeemed plus an applicable “make whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption.”
Change of Control
Upon the occurrence of a Change of Control Triggering Event (as defined in this prospectus supplement) with respect to the notes, each holder of the notes will have the right to require us to repurchase such holder’s notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of repurchase. See “Description of the Notes—Offer to Redeem Upon Change of Control Triggering Event.”

Certain Covenants
We will issue the notes under an indenture containing covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:
•	incur debt secured by liens;
•	engage in sale/leaseback transactions; and
•	merge, consolidate or transfer all or substantially all of our assets.
No Prior Market
The notes will be new securities for which there is no market. Although certain of the underwriters have informed us that they intend to make a market in the notes, the underwriters are not obligated to do so and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained. We do not intend to list the notes on any securities exchange.
Book-Entry Form
The notes will be issued in registered book-entry form represented by one or more global notes to be deposited with or on behalf of DTC or its nominee. Transfers of the notes will only be effected through facilities of DTC. Beneficial interests in the global notes may not be exchanged for certificated notes except in limited circumstances. See “Description of the Notes—Book-Entry; Delivery and Form.”
Denominations
Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a DTC participant in denominations of less than $2,000.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $492.5 million, after deducting the underwriters’ discount and estimated fees and expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include share repurchases, dividends, acquisitions, repayments of debt, and working capital and capital expenditures. See “Use of Proceeds.”

Trustee
U.S. Bank National Association.
Governing Law
The notes and the indenture will be governed by the law of the State of New York.
Risk Factors
You should consider all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before making an investment in the notes. In particular, you should consider the risks described under “Risk Factors.”

Summary Historical Financial Information

The following summary historical consolidated financial information has been derived from, and should be read in conjunction with, our unaudited condensed consolidated financial statements as of and for the nine months ended March 31, 2018 and 2017 and our audited consolidated and combined financial statements as of and for the years ended June 30, 2017, 2016 and 2015.

Information for the twelve months ended March 31, 2018 has been derived from the arithmetic combination of (x) the relevant line items presented in our historical consolidated financial information for the year ended June 30, 2017, plus (y) the relevant line items presented in our historical consolidated financial information for the nine months ended March 31, 2018, minus (z) the relevant line items presented in our historical consolidated financial information for the nine months ended March 31, 2017.

You should read this summary in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Annual Report on Form 10-K for the year ended June 30, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, both of which are incorporated by reference herein. The financial information for interim periods is not necessarily indicative of the results that may be expected for the entire year or any future period.

	As of and for the Nine Months Ended March 31,		As of and for the Year Ended June 30,
(In millions)	2018	2017	2017	2016	2015
	(unaudited)
Income Statement Data
Revenues	$1,704.0	$1,654.8	$2,220.2	$2,114.6	$2,063.5
Earnings before income taxes	375.1	341.2	435.3	369.1	299.9
Provision for income taxes	88.0	99.6	132.8	122.3	113.6
Net earnings	287.1	241.6	302.5	246.8	186.3
Net earnings attributable to noncontrolling interest	5.7	4.7	6.9	7.5	7.9
Net earnings attributable to CDK	281.4	236.9	295.6	239.3	178.4

Balance Sheet Data
Cash and cash equivalents	$464.1	$385.2	$726.1	$219.1	$408.2
Total current assets	1,045.8	963.3	1,278.8	738.7	885.2
Property, plant and equipment, net	137.3	130.6	135.0	118.6	100.0
Total assets	2,697.9	2,557.1	2,883.1	2,365.0	2,518.5
Total current liabilities	580.7	548.0	552.6	523.4	498.4
Total liabilities	2,914.9	2,349.1	2,939.9	1,988.8	1,734.4
	Twelve Months Ended March 31,		Nine Months Ended March 31,		Year Ended June 30,
(In millions, except ratios)	2018		2018	2017	2017	2016	2015
Other Financial Data
Adjusted EBITDA(1)	$790.3		$607.5	$530.8	$713.6	$562.1	$462.0
Adjusted total debt (at end of period)(2)	2,653.7
Ratio of adjusted total debt to adjusted EBITDA	3.4	x
(1)	We use adjusted EBITDA internally to evaluate our performance on a consistent basis, because the measures adjust for the impact of certain items that we believe do not directly reflect our underlying operations. By adjusting for these items we believe we have more precise inputs for use as factors in (i) our budgeting process, (ii) making financial and operational decisions, (iii) evaluating ongoing segment and overall operating performance on a consistent period-to-period basis, (iv) target leverage calculations, (v) debt covenant calculations, and (vi) determining incentive-based compensation. We believe our non-GAAP financial measures are useful for users of the financial statements because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis. We believe that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a fuller understanding of the factors and trends affecting our business than could be obtained absent these disclosures. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. In addition, it should be noted that our calculation of these non-GAAP measures may not be comparable to the calculation of similarly titled measures reported by other companies and that these non-GAAP measures have material limitations as performance measures because of the items that they exclude.

(2)	Adjusted total debt consists of long-term debt and capitalized lease obligations on an as adjusted basis giving effect to the notes offered hereby (excluding, in each case, unamortized debt financing costs).

The following table shows the reconciliation of net earnings attributable to CDK to adjusted EBITDA:

	Twelve Months Ended March 31,	Nine Months Ended March 31,		Years Ended June 30,
(in millions)	2018	2018	2017	2017	2016	2015
Net earnings attributable to CDK	$340.1	$281.4	$236.9	$295.6	$239.3	$178.4
Adjustments:
Net earnings attributable to noncontrolling interest(a)	7.9	5.7	4.7	6.9	7.5	7.9
Provision for income taxes(b)	121.2	88.0	99.6	132.8	122.3	113.6
Interest expense (c)	89.7	70.6	38.1	57.2	40.2	28.8
Depreciation and amortization (d)	76.9	58.6	52.0	70.3	64.0	76.5
Separation costs(e)	—	—	—	—	—	34.6
Stand-alone public company costs (f)	—	—	—	—	—	(16.8)
Trademark royalty fee (g)	—	—	—	—	—	5.7
Total stock-based compensation (h)	51.0	27.9	32.3	55.4	36.4	30.4
Restructuring expenses (i)	24.7	16.6	10.3	18.4	20.2	2.4
Other business transformation expenses(i)	58.6	39.9	56.9	75.6	34.8	1.9
Acquisition and integration-related expenses(j)	13.9	13.2	—	0.7	—	—
Officer transition expense(k)	1.3	0.6	—	0.7	—	—
Legal and regulatory expenses related to competition matters(l)	5.4	5.4	—	—	—	—
Tax matters indemnification (gain)/loss, net(m)	(0.4)	(0.4)	—	—	(2.6)	1.1
Internet sales leads earnings(n)	—	—	—	—	—	(2.5)
Adjusted EBITDA	$790.3	$607.5	$530.8	$713.6	$562.1	$462.0
(a)	Net earnings attributable to noncontrolling interest included within the financial statements for the periods presented.
(b)	Provision for income taxes included within the financial statements for the periods presented.
(c)	Interest expense included within the financial statements for the periods presented.
(d)	Depreciation and amortization included within the financial statements for the periods presented, including the accelerated amortization attributable to the Cobalt trademark recognized during the second quarter of fiscal 2015.
(e)	Incremental costs incurred in fiscal 2015 that were directly attributable to our spin-off from ADP.
(f)	Incremental costs associated with the formation of corporate departments as a stand-alone public company. These costs were incurred in fiscal 2016 and have been reflected as adjustments in fiscal 2015 to present all periods on a comparable basis.
(g)	Elimination of the royalty paid to ADP for the utilization of the ADP trademark during fiscal 2015 prior to our spin-off from ADP, as there was no comparable royalty after the spin-off.
(h)	Total stock-based compensation expense recognized for the periods presented.
(i)	Restructuring expense recognized in connection with our business transformation plan. Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan.

(j)	Acquisition and integration-related expenses include legal, accounting, other professional fees, and other integration costs incurred in connection with assessment and integration of acquisitions and were included within selling, general and administrative expenses.
(k)	Officer transition expense includes severance expense in connection with officer departures is included within selling, general and administrative expenses for the periods presented.
(l)	Legal and regulatory expenses related to competition matters recognized for the periods presented were included within selling, general and administrative expenses.
(m)	Net (gain)/loss recorded within other income, net associated with an indemnification receivable from ADP or liability to ADP for pre spin-off tax periods in accordance with the tax matters agreement.
(n)	Elimination of earnings before income taxes related to the internet sales leads business. Earnings before income taxes related to the internet sales leads business includes the loss recognized on the sale of $0.8 million in fiscal 2015.

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the risks described below, as well as the other information we have provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before reaching a decision regarding an investment in the notes. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described are not the only risks facing us. Additional risks and uncertainties not known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition or results of operations and you may lose all or a portion of your original investment.

Risks Relating to Our Business

We face intense competition. If we do not continue to compete effectively against other providers of technology solutions to automotive retailers, OEMs, and other participants in the automotive retail industry, if could have a material adverse effect on our business, results of operations, and financial condition.

Competition among automotive retail solutions and advertising solutions providers is intense. The industry is highly fragmented and subject to changing technology, shifting customer needs, and frequent introductions of new solutions. We have a variety of competitors both for our integrated solutions and for each of our individual solutions. For example:

•	our automotive retail solutions compete with providers of automotive retailing technology solutions, such as Reynolds and Reynolds, Cox Automotive (Dealertrack, Autotrader.com, and others), Auto/Mate, AutoSoft, RouteOne LLC, and Dominion Enterprises; and
•	our advertising and website solutions compete with providers of automotive digital marketing/advertising solutions, such as Cox Automotive, Dominion Enterprises, and Reynolds and Reynolds.

Our competitors may be able to respond more quickly or effectively to new or emerging technologies and changes in customer demands or to devote greater resources to the development, promotion, and sale of their solutions than we can to ours. We expect the industry to continue to attract new competitors and new technologies, possibly involving alternative technologies that are more sophisticated and cost-effective than our solutions. There can be no assurance that we will be able to compete successfully against current or future competitors or that the competitive pressures we face will not have a material adverse effect on our business, results of operations, and financial condition.

Market trends influencing the automotive retail industry could have a negative impact on our business, results of operations, and financial condition.

Market trends that negatively impact the automotive retail industry may affect our business by reducing the number and/or size of actual or potential customers or the money that actual or potential customers are willing or able to spend on our solution portfolio. Such market factors include:

•	the adverse effect of long-term wage stagnation on the purchasing power of vehicle purchasers and the number of vehicle purchasers;
•	pricing and purchase incentives for vehicles;
•	disruption in the available inventory of vehicles;
•	disruption in the retail automobile dealership model, including potential disintermediation by emerging business models;
•	market oversupply of vehicles and declining used-vehicle pricing;
•	the expectation that consumers will be purchasing fewer vehicles overall during their lifetime as a result of better quality vehicles and longer warranties and the development of shared-use mobility;

•	the cost of gasoline and other forms of energy;
•	the availability and cost of credit to finance the purchase of vehicles and excess negative equity in existing vehicle loans;
•	the effect of adverse macroeconomic conditions on consumer shopping activity and the demand for advertising that may cause our advertisers to reduce their advertising budget allocations;
•	increased federal and other taxation; and
•	reductions in business and consumer confidence.

Such market trends could have a material adverse effect on our business, results of operations, and financial condition.

Market acceptance of and influence over our products and services, particularly of our advertising and website solutions, is concentrated in a limited number of automobile OEMs and consolidated retailer groups, and we may not be able to maintain or grow these relationships.

Although the automotive retail industry is fragmented, a relatively small number of OEMs, consolidated retailer groups and retailer associations exert significant influence over the market acceptance of automotive retail products and services due to their concentrated purchasing activity, their endorsement or recommendation of specific products and services and/or their ability to define technical standards and certifications. For example, our DMSs are certified to technical standards established by OEMs and certain of our products and services are provided pursuant to OEM-designated endorsement or preferred vendor programs. While automotive retailers are generally free to purchase the solutions of their choosing, when an OEM has endorsed or certified a provider of products or services to its associated franchised automotive retailers and if our solutions lack such certification or endorsement, adoption or retention of our products and services among the franchised dealers of such OEM could be materially impaired.

Some of our products, such as our advertising and website solutions, are primarily sold to or through OEMs and depend on us maintaining strong relationships with those OEMs. Our advertising and website solutions are primarily marketed and delivered through programs sponsored or endorsed by OEMs, the most significant of which is General Motors. We generated approximately 11% of our consolidated revenues from General Motors and its global affiliates during the fiscal year ended June 30, 2017, and as of June 30, 2017, General Motors accounted for 14% of our accounts receivable. OEM switching costs for advertising and website solutions are generally low and our agreements with such customers generally may be terminated by each OEM on short notice or without cause, do not automatically renew upon expiration and have no minimum volume or payment requirements. In addition, if renewed, such agreements may shift from exclusive to multi-vendor relationships. Finally, advertising budget allocations by our customers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Adverse macroeconomic conditions can have a material negative impact on consumer shopping activity and the demand for advertising that may cause our advertisers to reduce their advertising budget allocations. The termination, or renewal on less beneficial terms, of one or more of these relationships, changes in our customers’ advertising budget allocations or marketing strategies, or a change in the economy could result in a decline in the level of advertising and website services that they purchase from us, which in turn could have a material adverse effect on our business, results of operations, and financial condition.

We may be unable to develop and bring products and services in development to market, or bring new products and services to market in a timely manner or at all.

Our success depends in part upon our ability to bring to market new products and services, and enhancements thereto that address evolving customer demands. For example, our advertising and website solutions must effectively address the market shift to mobile technology. The time, expense, and effort associated with developing and offering new and enhanced products and services may be greater than anticipated. The length of the development cycle varies depending on the nature and complexity of the product, the availability of development, product management, and other internal resources and the role, if any, of strategic partners. If we are unable to develop and bring to market additional products and services, and enhancements thereto, in a timely manner, or at all, we could lose market share to competitors who are able to offer these new products and services, which could have a material adverse effect on our business, results of operations, and financial condition.

Our failure or inability to execute any element of our business strategy, including our business transformation plan, could negatively impact our business, results of operations, or financial condition.

Our business, results of operations, and financial condition depend on our ability to execute our business strategy, which includes the following key elements:

•	executing on our business transformation plan;
•	deepening relationships with our existing customer base;
•	continuing to expand our customer base;
•	strengthening and extending our solutions portfolio;
•	driving additional operational efficiency; and
•	selectively pursuing strategic acquisitions.

We may not succeed in implementing a portion or all of our business strategy, and even if we do succeed, our strategy may not have the favorable impact on our business, results of operations, or financial condition that we anticipate. We may not be able to effectively manage the expansion of our business or achieve the rapid execution necessary to fully avail ourselves of the market opportunity for our solution portfolio. If we are unable to adequately implement our business strategy, our business, results of operations, and financial condition could suffer a material adverse effect.

We may experience difficulties, delays, or unexpected costs and not achieve anticipated benefits and savings from our business transformation plan.

During fiscal 2015, we initiated a business transformation plan described under “Business Transformation Plan” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We may not realize, in full or in part, the anticipated benefits and savings from the business transformation plan due to unforeseen difficulties, delays, or unexpected costs, which may adversely affect our business and results of operations, and even if the anticipated benefits and savings are substantially realized, there may be consequences or business impacts that were not expected.

We are dependent on our key management, direct sales force, and technical personnel for continued success.

Our global senior management team is concentrated in a small number of key members, and our future success depends to a meaningful extent on the services of our executive officers and other key team members, including members of our direct sales force and technology staff. Generally, our executive officers and employees can terminate their employment relationship at any time. The loss of any key employees or our inability to attract or retain other qualified personnel could materially harm our business and prospects.

Effective succession planning is important to our long-term success. Disruptions in the transition or reorganization could have a material adverse effect on our business, results of operations, and financial condition and could adversely affect our ability to attract and retain other key executives.

Competition for qualified leadership and technical personnel in the technology industry is intense, and we compete for leadership and technical personnel with other technology companies that have greater financial and other resources than we do. Our future success will depend in large part on our ability to attract, retain, and motivate highly qualified leadership and technical personnel, and there can be no assurance that we are able to do so. Any difficulty in hiring or retaining needed personnel, or increased costs related thereto, could have a material adverse effect on our business, results of operations, and financial condition.

Real or perceived errors or failures in our software and systems could negatively impact our results of operations and growth prospects.

We depend upon the sustained and uninterrupted performance of numerous proprietary and third-party technologies to deliver our solution portfolio. If one or more of those technologies cannot scale to meet demand, or if there are human or technological errors in our execution of any feature or functionality using any such technologies, then our business may be harmed. Because our software is often complex, undetected errors and failures may occur, especially when new versions or updates are made. Despite testing by us, errors or bugs in our solutions may not be found until the software or service is in active use by us or our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our solutions, which could result in customer dissatisfaction and adversely impact the perceived utility of our solutions as well as our brand. Any of these real or perceived errors, failures, or bugs could result in negative publicity, reputational harm, loss of or delay in market acceptance of our solutions, loss of competitive position or claims by customers for losses sustained by them, all of which, along with the costs of responding to such effects, may have a material adverse effect on our business, results of operations, and financial condition.

Our systems may be subject to security breaches.

We handle substantial amounts of confidential information, including personal information of our employees and customers’ consumers. Our success depends on the confidence of OEMs, dealers, lenders, major credit reporting agencies and other data providers, and other users of (or participants in) our solutions in our ability to store, process, and transmit this confidential information securely (whether over the internet or otherwise), and to operate our computer systems and operations without significant disruption or failure. These computer systems experience cyber attacks of varying degrees on a regular basis. They may also be breached or data may be exfiltrated due to employee error, malfeasance, system errors or vulnerabilities, including vulnerabilities of our vendors, suppliers, their products, or otherwise. These cyber attacks and breaches may lead to interruptions and delays in our service and operations as well as loss, misuse, or theft of data. While security measures are in place, concerns over the security of third-party data that we store, process, and transmit, which may be heightened by any well-publicized compromise of security, may deter customers from using our solution portfolio and/or deter vendors from providing their solutions to us. Moreover, if our security measures are materially breached and unauthorized access is obtained to confidential information, our solutions may be perceived as not being secure and our customers may curtail or stop using our solutions and/or vendors may curtail or stop providing their solutions to us. Any failure of, or lack of confidence in, the security of our solutions could have a material adverse effect on our business, results of operations, and financial condition. Despite our focus on data security, we may not be able to stop unauthorized attempts to gain access to data that we store and process, or to stop disruptions in the transmission or provision of data and communications or other data by us. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments could result in a compromise or breach of the controls used by our solutions to protect data contained in our, our customers’ and/or our vendors’ databases and the information being stored, transferred, or processed. While warranties and liabilities are usually limited in our customer and vendor contracts, they or other third parties may seek to hold us liable for any losses suffered as a result of unauthorized access to their confidential information or non-public personal information of consumers. In addition, while effort has been expanded to have insurance to cover these losses, we may be required to expend significant capital and other resources to protect against security breaches, and/or to alleviate any problems caused by actual or threatened security breaches. Our security measures may not be sufficient to prevent security breaches, and any failure to prevent security breaches and/or to adequately alleviate any problems caused by security breaches could have a material adverse effect on our business, results of operations, and financial condition.

Our networks, systems, and infrastructure may be vulnerable to interruptions or failure.

From time to time, we have experienced, and may experience in the future, network or system slowdowns and interruptions. These network and system slowdowns and interruptions may interfere with our ability to do business. While the appropriate upgrades to various systems, shoring up backup processes and other measures to protect against data loss and system failures have been implemented and tested, there is still risk that we may lose critical data or experience network failures.

Despite the resiliency plans and facilities we have in place, our ability to conduct business may be adversely impacted by a disruption in the infrastructure that supports our businesses. This may include a disruption involving electrical, satellite, undersea cable or other communications, internet, cloud computing, transportation or other services facilities used by us or third parties with which we conduct business. These disruptions may occur as a result of events that affect only our buildings or systems or those of such third parties, or as a result of events with a broader impact globally, regionally or in the cities where those buildings or systems are located, including, but not limited, to natural disasters, war, civil unrest, economic or political developments, pandemics, and weather events.

Such network, system or infrastructure failures or disruptions may result in lost revenue opportunities for our customers, which could result in litigation against us or a loss of customers. Additionally, we have service level agreements with certain of our customers that may result in penalties or trigger cancellation rights in the event of a network or system slowdown or interruption. Any of these could have a material adverse effect on our business, results of operations, and financial condition.

Changes in regulations or consumer concerns regarding privacy and protection of consumer data, or any failure to comply with privacy and data protection obligations, could negatively impact our business, results of operations, and financial condition.

Many U.S. and foreign jurisdictions have passed, or are currently contemplating, a variety of consumer protection, privacy, and data security laws and regulations that may relate to our business. For example, federal laws and regulations governing privacy and security of consumer information generally apply to our customers and/or to us as a service provider. These include, but are not limited to, the federal Fair Credit Reporting Act, the GLB Act and regulations implementing its information safeguarding requirements, the Junk Fax Prevention Act of 2005, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Do-Not-Call-Implementation Act, applicable Federal Communications Commission (the “FCC”) telemarketing rules, and the FTC Privacy Rule, Safeguards Rule, Consumer Report Information Disposal Rule, Telemarketing Sales Rule, Risk-Based Pricing Rule, and Red Flags Rule. Laws of foreign jurisdictions, such as Canada’s Anti-Spam Law, similarly apply to our collection, processing, storage, use, and transmission of protected data.

In addition, the European Union’s (“EU”) General Data Protection Regulation (the “GDPR”) which became effective on May 25, 2018, and superseded the previous Data Protection Directive of 95/46/EC imposes more stringent operational requirements for entities processing personal information and greater penalties for noncompliance. While we have made adjustments to our operations in Europe to comply with new requirements contained in the GDPR and to address customer concerns related to the GDPR, we may need to make more adjustments as more clarification and guidance on compliance with the GDPR become available. Any such measure may result in costs and expenses, and any failure to meet the requirements of the GDPR may result in significant fines, penalties, or other liabilities. In the U.S., some state legislatures and regulatory agencies have imposed, and others may impose, greater restrictions on the disclosure of the data we collect, use or transmit than are already contained in federal laws such as the GLB Act and its implementing regulations or the FTC rules described above. Similarly, it is possible that in the future, U.S. and foreign jurisdictions may adopt legislation or regulations that impair our ability to effectively track consumers’ use of our advertising services, such as the FTC’s proposed

“Do-Not-Track” standard or other legislation or regulations similar to EU Directive 2009/136/EC, commonly referred to as the “Cookie Directive,” which directs EU member states to ensure that accessing information on an internet user’s computer, such as through a cookie, is allowed only if the internet user has given his or her consent.

The costs and other burdens of compliance with privacy and data security laws and regulations could negatively impact the use and adoption of our solutions and reduce overall demand for them. Additionally, concerns regarding data privacy may cause our customers, or their customers and potential customers, to resist providing the data necessary to allow us to deliver our solutions effectively. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory requirements could inhibit sales of our solutions and any failure to comply with such laws and regulations could lead to significant fines, penalties or other liabilities. Any such decrease in demand or incurred fines, penalties or other liabilities could have a material adverse effect on our business, results of operations, and financial condition.

We are directly and indirectly subject to, and impacted by, extensive and complex regulation in the U.S. and abroad, and new regulations and/or changes to existing regulations may negatively impact our business, results of operations, and financial condition.

Our business is directly and indirectly subject to, and impacted by, numerous U.S. and foreign laws and regulations covering a wide variety of subject matters. Compliance with complex foreign and U.S. laws and regulations that apply to our operations increases our costs and may impede our competitiveness. In addition, failure to comply with such laws or regulations may result in the suspension or termination of our ability to do business in applicable jurisdictions or the imposition of civil and criminal penalties, including fines or exposure to civil litigation. New regulations and/or changes to existing regulations could require us to modify our business practices, including modify the manner in which we contract with or provide products and services to our customers; directly or indirectly limit how much we can charge for our services; require us to invest additional time and resources to comply with such regulations; or limit our ability to update our existing products and services, or require us to develop new ones.

In addition to the data privacy and security laws and regulations mentioned above, our business is also directly or indirectly governed by domestic and international laws and regulations relating to issues such as telecommunications, antitrust or competition, employment, motor vehicle and manufacturer licensing or franchising, vehicle registration, advertising, taxation, consumer protection, and accessibility. We must also comply with anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and local laws prohibiting corrupt payments to governmental officials and private entities, such as the U.K. Anti-Bribery Act and the Criminal Law and Anti-Unfair Competition Law of the People’s Republic of China. In addition, motor vehicle and manufacturer licensing, franchising and advertising is highly regulated at the state level and is subject to changing legislative, regulatory, political and other influences. Such state laws are complex and subject to frequent change. The application of this framework of laws and regulations to our business is complex and, in many instances, is unclear or unsettled, which in turn increases our cost of doing business, may interfere with our ability to offer our solutions competitively in one or more jurisdictions and may expose us and our employees to potential fines, penalties or other enforcement actions. In some cases, our customers may seek to impose additional requirements on our business in efforts to comply with their interpretation of their own or our legal obligations. These requirements may differ significantly from our existing solutions or processes and may require engineering and other costly resources to accommodate.

In addition, we are and expect to continue to be the subject of investigations, inquiries, data requests, actions, and audits from regulatory authorities, particularly in the area of competition. On June 22, 2017, the Company received from the FTC a Civil Investigative Demand consisting of interrogatories and a request to produce documents relating to any agreements between the Company and Reynolds and Reynolds. On March 12, 2018, a parallel request was received from the

New York State Attorney General. The Company is responding to the requests. The requests merely seeks information, and no proceedings have been instituted. At this time, the Company does not have sufficient information to predict the outcome of, or the cost of responding to or resolving these investigations.

These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with and may delay or impede the development of new products, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices. Our failure to comply, or to provide solutions that allow our customers to comply, or any new investments of additional time and resources necessary to comply, or to provide solutions that allow our customers to comply, with any of the foregoing laws and regulations could have a material adverse effect on our business, results of operations, and financial condition.

New legislation or changes in existing legislation regarding the internet may negatively impact our business.

Our ability to conduct, and our cost of conducting, our business may be negatively impacted by a number of legislative and regulatory proposals concerning various aspects of the internet, which are currently under consideration by federal, state, local, and foreign governments, administrative agencies such as the FTC, Consumer Financial Protection Bureau and the FCC, and various courts. These proposals include regulation of the following matters, among others: on-line content, user privacy, taxation, access charges and so-called “net-neutrality” liability of third-party activities and jurisdiction. Moreover, we do not know how existing laws relating to these or other issues will be applied to the internet. The adoption of new laws or the application of existing laws could decrease the growth in the use of the internet, which could in turn decrease the demand for our solutions that are provided via the internet, increase our costs of doing business or otherwise have a material adverse effect on our business, results of operations, and financial condition.

Our business operations may be harmed by events beyond our control.

Our business operations are vulnerable to damage or interruption from natural disasters, such as fires, floods and hurricanes, or from power outages, telecommunications failures, terrorist attacks, computer network service outages and disruptions, “denial of service” attacks, computer malware and ransomware, break-ins, sabotage, employee error or malfeasance, and other similar events beyond our control. For example, the majority of our North American research and development activities, and the research and development and operations activities of our advertising business, are located near significant seismic faults in the Portland, Oregon and Seattle, Washington areas, respectively. The occurrence of any such event at any of our facilities or at any third-party facility utilized by us or our third-party providers could cause interruptions or delays in our business, loss of data, or could render us unable to provide our solution portfolio. In addition, any failure of a third-party to provide the data, products, services, or facilities required by us, as a result of human error, bankruptcy, natural disaster, or other operational disruption, could cause interruptions to our computer systems and operations. The occurrence of any of these events could have a material adverse effect on our business, results of operations, and financial condition.

We utilize certain key technologies, data, and services from, and integrate certain of our solutions with, third parties and may be unable to replace those technologies, data, and services if they become obsolete, unavailable, or incompatible with our solutions.

We utilize certain key technologies and data from, and/or integrate certain of our solutions with, hardware, software, services, and data of third parties, including Chrome Systems, TrueCar, Microsoft, Google, Yahoo, EMC, Cisco Systems, Kyocera, Experian, Equifax, TransUnion and others. Some of these vendors are also our competitors in various respects. These third-party vendors could, in the future, seek to charge us cost-prohibitive fees for such use or integration or may design or utilize their solutions in a manner that makes it more difficult for us to continue to utilize their solutions, or integrate their technologies with our solutions, in the same manner or at all. Any significant interruption in the supply or maintenance of such third-party hardware, software, services, or data could negatively impact our ability to offer our solutions unless and until we replace the functionality provided by this third-party hardware, software, and/or data. In addition, we are dependent upon these third parties’ ability to enhance their current products, develop new products on a timely and cost-effective basis, and respond to emerging industry standards and other technological changes. There can be no assurance that we would be able to replace the functionality or data provided by third-party vendors in the event that such technologies or data becomes obsolete or incompatible with future versions of our solutions or are otherwise not adequately maintained or updated. Any delay in or inability to replace any such functionality could have a material adverse effect on our business, results of operations, and financial condition. Furthermore, delays in the release of new and upgraded versions of third-party software applications could have a material adverse effect on our business, results of operations, and financial condition.

We have customers in over 100 countries, where we are subject to country-specific risks that could negatively impact our business, results of operations, and financial condition.

During the nine months ended March 31, 2018, we generated 20% of our revenues outside of the U.S., and we expect revenues from other countries to continue to represent a significant part of our total revenues in the future, and such revenues are likely to increase as a result of our efforts to expand our business in non-U.S. markets. Business and operations in individual countries are subject to changes in local government regulations and policies, including those related to tariffs and trade barriers, investments, taxation, currency exchange controls, repatriation of earnings (as described below) and environmental, and employment laws. For example, the referendum vote held in the U.K. on June 23, 2016 resulted in Brexit. Our results are subject to the uncertainties and instability in economic and market conditions caused by such vote, including uncertainty regarding the U.K.’s access to the EU Single Market and the wider trading, legal, regulatory, and labor environments, especially in the U.K. and EU. Our results are also subject to the difficulties of coordinating our activities across the countries in which we are active. In addition, our operations in each country are vulnerable to changes in local socio-economic conditions and monetary and fiscal policies, currency exchange rates, intellectual property protection disputes, the settlement of legal disputes through foreign legal systems, the collection of receivables through foreign legal systems, exposure to possible expropriation or other governmental actions, product preference and product requirements, difficulty to effectively establish and expand our business and operations in such markets, unsettled political conditions, possible terrorist attacks, acts of war, natural disasters, and pandemic disease. These and other factors relating to our international operations may have a material adverse effect on our business, results of operations, and financial condition.

Our business, results of operations, and financial condition could be harmed by negative rating actions by credit rating agencies.

Nationally recognized credit rating organizations have issued credit ratings relating to the company and our existing senior notes. In November 2016, our credit ratings were downgraded to non-investment grade. If our ratings are downgraded further or if ratings agencies indicate that a downgrade may occur, it could limit our access to new financing, reduce our flexibility with respect to working capital needs, adversely affect the market price of our existing senior notes, result in an increase in financing costs, including interest expense under certain of our debt instruments, and result in less favorable covenants and financial terms in our future financing arrangements. Any of these outcomes could also negatively impact our relationships with our customers or otherwise have a material adverse effect on our business, results of operations, and financial condition. See “Description of Other Indebtedness” and “Description of the Notes” in this prospectus supplement and Note 13, “Debt” to our audited consolidated financial statements incorporated by reference into this prospectus supplement for details about the terms of our debt.

We are currently, and expect to be in the future, involved in litigation that is expensive and time consuming and, if resolved adversely, that may materially adversely affect us.

We are currently, and expect to be in the future, involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including patent, copyright,

commercial, product liability, employment, class action, whistleblower, antitrust and other litigation and claims, in addition to governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability and/or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we have meritorious claims or defenses, by agreeing to settlement agreements. The Company is currently involved in several lawsuits that set forth allegations of anti-competitive conduct by the Company and anti-competitive agreements between the Company and Reynolds and Reynolds relating to the manner in which the defendants control access to, and allow integration with, their respective DMSs. Any negative outcome from any such lawsuits could result in payments of substantial monetary damages or fines, or undesirable changes to our products or business practices, and accordingly our business, financial condition, or results of operations could be materially and adversely affected. Although the results of such lawsuits and claims cannot be predicted with certainty, we do not believe that the final outcome of these matters relating to the manner in which we control access to, and allow integration with our DMS that we currently face will have a material adverse effect on our business, financial condition, or results of operations. We believe that these cases are without merit and intends to continue to contest the claims in these cases vigorously. Because litigation is inherently unpredictable, there can be no assurances that a favorable final outcome will be obtained in all our cases, and we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, financial condition, results of operations and prospects.

For more information regarding the litigation in which we are currently involved, see the information set forth under “Legal Proceedings” included in the documents incorporated by reference herein.

We may be unable to adequately protect, and we may incur significant costs in defending, our intellectual property and other proprietary rights.

Our success depends, in large part, on our ability to protect our intellectual property and other proprietary rights. We rely upon a combination of trademark, trade secret, copyright, patent and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. In addition, we attempt to protect our intellectual property and proprietary information by requiring certain of our team members and consultants to enter into confidentiality, non-competition and assignment of inventions agreements. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties might gain access to our proprietary information, develop and market products and services similar to ours or use trademarks similar to ours. Existing U.S. federal and state intellectual property laws offer only limited protection. Moreover, the laws of some foreign countries in which we market our products and services afford little or no effective protection of our intellectual property. If we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, and we may not prevail. The failure to adequately protect our intellectual property and other proprietary rights, or manage costs associated with enforcing those rights, could have a material adverse effect on our business, results of operations, and financial condition.

Claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third party may require us to incur significant costs, enter into royalty or licensing agreements, or develop or license substitute technology.

We have in the past and may in the future be subject to claims that our technologies in our products and services infringe upon the intellectual property or other proprietary rights of a third party. In addition, the vendors providing us with technology that we use in our own technology could become subject to similar infringement claims. Although we believe that our products and services do not infringe any intellectual property or other proprietary rights, we cannot assure you that our products and services do not, or that they will not in the future, infringe intellectual property or other proprietary rights held by others. Any claims of infringement could cause us to incur substantial costs defending against the claim, even if the claim is without merit, and could distract our management from our business. Moreover, any settlement or adverse judgment resulting from the claim could require us to pay substantial amounts, obtain a license to continue to use the products and services that are the subject of the claim, and/or otherwise restrict or prohibit our use of the technology. There can be no assurance that we would be able to obtain a license on commercially reasonable terms, or at all, from the third party asserting any particular claim, that we would be able to successfully develop alternative technology on a timely basis, if at all, or that we would be able to obtain a license from another provider of suitable alternative technology to permit us to continue offering, and our customers to continue using, the products and services. In addition, we generally provide in our customer agreements for certain products and services that we will indemnify our customers against third-party infringement claims relating to technology that we provide to those customers, which could obligate us to pay damages if the products and services were ever found to be infringing. Infringement claims asserted against us, our vendors, or our customers could have a material adverse effect on our business, results of operations, and financial condition.

We have made strategic acquisitions and formed strategic alliances in the past and expect to do so in the future. If we are unable to find suitable acquisitions or alliance partners that strengthen our value proposition to customers or to achieve the expected benefits from such acquisitions or alliances, there could be a material adverse effect on our business, results of operations, and financial condition.

We have historically pursued growth through acquisitions, ranging from acquisitions of small start-up companies that provide a discrete application to a handful of customers, to acquisitions of substantial companies with more mature solutions and a larger customer base, such as our acquisition of Kerridge in 2005, which facilitated our international expansion, and our acquisition of Cobalt in 2010, which is the foundation of our advertising business. As part of our ongoing business strategy to expand solutions offerings, acquire new technologies, and strengthen our value proposition to customers, we frequently engage in discussions with third parties regarding, and enter into agreements relating to, possible acquisitions, strategic alliances, and joint ventures. However, there may be significant competition for acquisition, alliance, and joint venture targets in our industry, or we may not be able to identify suitable candidates or negotiate attractive terms for such transactions in the future. Acquisitions, strategic alliances, and joint ventures also involve numerous other risks, including potential exposure to assumed litigation and unknown environmental and other liabilities, as well as undetected internal control, regulatory or other issues, or additional costs not anticipated at the time the transaction was approved or completed.

Even if we are able to complete acquisitions or enter into alliances and joint ventures that we believe will provide attractive growth opportunities, such transactions are inherently risky. Significant risks from these transactions include risks relating to:

•	integration and restructuring costs, both one-time and ongoing;
•	developing and maintaining sufficient controls, policies, and procedures;
•	diversion of management’s attention from ongoing business operations;
•	establishing new informational, operational, and financial systems to meet the needs of our business;
•	losing key employees, customers, and vendors;
•	failing to achieve anticipated synergies, including with respect to complementary solutions; and
•	unanticipated or unknown liabilities.

If we are not successful in completing acquisitions in the future, we may be required to reevaluate our acquisition strategy. We also may incur substantial expenses and devote significant management time and resources in seeking to complete acquisitions. In addition, we could use substantial portions of our available cash to pay all or a portion of the purchase prices of future acquisitions. If we do not achieve the anticipated benefits of our acquisitions as rapidly or to the extent anticipated by our management and financial or industry analysts, others may not perceive the same benefits of the acquisition as we do. If these risks materialize, there could be a material adverse effect on our business, results of operations, and financial condition.

Our future acquisitions may involve the issuance of our equity securities as payment, in part or in full, for the business or assets acquired, which would dilute our existing stockholders’ ownership interests. Future acquisitions may also decrease our earnings and the benefits derived by us from an acquisition might not outweigh or exceed the dilutive effect of the acquisition. We also may incur additional indebtedness, issue equity, have future impairment of assets or suffer adverse tax and accounting consequences in connection with any future acquisitions.

We could be liable for contract or product liability claims, and disputes over such claims may disrupt our business, divert management’s attention, or have a negative impact on our financial results.

We provide limited warranties to purchasers of our products and services. In addition, errors, defects or other performance problems in our products and services, including with respect to data that we store, process and provide in connection with our products and services, could result in financial or other damages to our customers or consumers. There can be no assurance that any limitations of liability set forth in our contracts would be enforceable or would otherwise protect us from liability for damages. We maintain general liability insurance coverage, including coverage for errors and omissions in excess of the applicable deductible amount; however, there can be no assurance that this coverage will continue to be available on acceptable terms, in sufficient amounts to cover one or more large claims or at all, or that the insurer will not deny coverage for any future claim. The successful assertion of one or more large claims against us that exceeds available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, results of operations, and financial condition. Furthermore, any litigation, regardless of its outcome, could result in substantial cost to us and divert management’s attention from our operations and could have a material adverse effect on our business, results of operations, and financial condition. In addition, some of our products and services are business-critical for our customers, and a failure or inability to meet a customer’s expectations could seriously damage our reputation and negatively impact our ability to retain existing business or attract new business.

Because we recognize revenue from our subscription-based products and services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from sales of our subscription-based products and services ratably over the term of the subscription contract. As a result, the majority of our quarterly revenue is attributable to service contracts entered into during previous quarters. A decline in new or renewed service agreements in any one quarter will not be fully reflected in our revenue in that quarter but will harm our revenue in future quarters. Consequently, the effect of significant downturns in sales and market acceptance of our subscription services in a particular quarter may not be fully reflected in our operating results until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, because revenue from new subscription contracts, and from additional orders under existing subscription contracts, must be recognized over the applicable subscription term. In addition, delays or failures in deployment of our subscription services may prevent us from recognizing subscription revenue for indeterminate periods of time. Further, we may experience unanticipated increases in costs associated with providing our subscription services to customers over the term of our subscription contracts as a result of inaccurate internal cost projections or other factors, which may harm our operating results.

Changes in, or interpretations of, accounting principles may negatively impact our financial position and results of operations.

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). A change, or interpretations of, accounting principles can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective, including the potential impact of the adoption and implementation of the new accounting guidance on revenue recognition issued in May 2014 by the Financial Accounting Standards Board that will become effective for us beginning July 1, 2018. We expect to incur initial and ongoing costs to implement and maintain compliance with this new standard. Any difficulties in the implementation of the new accounting standard could hinder our ability to meet our financial reporting obligations. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could negatively impact our reported financial results or the way we conduct our business.

We may experience foreign currency gains and losses.

We conduct transactions and hold cash in currencies other than the U.S. dollar. Changes in the value of major foreign currencies, particularly the Canadian dollar, Euro, Pound Sterling, and Renminbi relative to the U.S. dollar, can significantly affect our assets, revenues, and operating results. Generally, our revenues are adversely affected when the dollar strengthens relative to other currencies and are positively affected when the dollar weakens. Similarly, cash, other bank deposits, and other assets held in foreign currency are adversely affected when the dollar strengthens relative to other currencies and are positively affected when the dollar weakens.

We may have exposure to unanticipated tax liabilities, which could harm our business, results of operations, financial condition, and prospects.

Our global business operations will subject us to income taxes as well as non-income based taxes, in both the U.S. and various foreign jurisdictions. The computation of the provision for income taxes and other tax liabilities is complex, as it is based on the laws of numerous taxing jurisdictions and requires significant judgment regarding the application of complicated rules governing accounting for tax provisions under GAAP. The provision for income taxes may require forecasts of effective tax rates for the year, which include assumptions and forward looking financial projections, including the expectations of profit and loss by jurisdiction. Various items cannot be accurately forecasted and future events may materially differ from our forecasts. Our provision for income tax could be materially impacted by a number of factors, including changes in the geographical mix of our profits and losses, changes in our business, such as internal restructuring and acquisitions, changes in tax laws and accounting guidance and other regulatory, legislative or judicial developments, tax audit determinations, changes in our uncertain tax positions, changes in our intent and ability to indefinitely reinvest foreign earnings, changes in our ability to utilize foreign tax credits, changes to our transfer pricing practices, tax deductions associated with stock-based compensation, and changes in our need for deferred tax valuation allowances. Any changes in corporate income tax laws or any implementation of tax laws relating to corporate tax reform, could significantly impact our overall tax liability. For these reasons, our actual tax liabilities in a future period may be materially different than our income tax provision.

In addition, changes in tax laws or tax rulings may have a significant adverse impact on our effective tax rate. Further, in the ordinary course of a global business, there are intercompany transactions where the ultimate tax determination is uncertain.

In the event that changes in tax laws negatively impact our effective tax rates, our provision for taxes, or generate unanticipated tax liabilities, our business, results of operations, and financial condition could suffer a material adverse effect.

Changes in tax laws or tax rulings could materially affect our financial position, results of operations, and cash flows.

The income and non-income tax regimes we are subject to or operate under are constantly changing. Changes in tax laws or tax rulings, or changes in interpretations of existing laws, could materially affect our financial position, results of operations, and cash flows. For example, changes to U.S. tax laws enacted in December 2017 had a significant impact on our tax obligations and effective tax rate for fiscal 2018. In addition, many countries in Europe, as well as a number of other countries and organizations, have recently proposed or recommended changes to existing tax laws or have enacted new laws that could significantly increase our tax obligations in countries where we do business or require us to change the manner in which we operate our business. These types of changes to the taxation of our activities could increase our effective tax rate and harm our financial position, results of operations, and cash flows.

Uncertainties in the interpretation and application of the 2017 Tax Cuts and Jobs Act could materially affect our tax obligations and effective tax rate.

The 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted on December 22, 2017, and significantly affected U.S. tax law by changing how the U.S. imposes income tax on multinational corporations. The U.S. Department of Treasury has broad authority to issue regulations and interpretative guidance that may significantly impact how we will apply the law and impact our results of operations in the period issued.

The Tax Act requires complex computations not previously required under U.S. tax law. As such, the application of accounting guidance for such items is currently uncertain. Further, compliance with the Tax Act and the accounting for such provisions require accumulation of information not previously required or regularly produced. As a result, we have provided a provisional estimate on the effect of the Tax Act in our financial statements. As additional regulatory guidance is issued by the applicable taxing authorities, as accounting treatment is clarified, as we perform additional analysis on the application of the law, and as we refine estimates in calculating the effect, our final analysis, which will be recorded in the period completed, may be different from our current provisional amounts, which could materially affect our tax obligations and effective tax rate.

There can be no assurance that we will have access to the capital markets on terms acceptable to us.

From time to time we may need to access the long-term and short-term capital markets to obtain financing. Although we believe that the sources of capital currently in place will permit us to finance our operations for the foreseeable future on acceptable terms and conditions, our access to, and the availability of, financing on acceptable terms and conditions in the future or at all will be impacted by many factors, including, but not limited to:

•	our financial performance;
•	our credit ratings;
•	the liquidity of the overall capital markets; and
•	the state of the economy.

There can be no assurance that we will have access to the capital markets on terms acceptable to us.

Risks Relating to Our Indebtedness and the Notes

Our current level of indebtedness and our plan to substantially increase our level of indebtedness could negatively impact our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.

We have entered into the following debt financing arrangements. In connection with our spin-off from ADP in 2014, we borrowed $250.0 million under a term loan facility that will mature on September 16, 2019; we entered into a $300.0 million revolving credit facility, which was undrawn as of March 31, 2018; and we completed an offering of 3.30% senior notes with a $250.0 million aggregate principal amount due in October 2019 and 4.50% senior notes with a $500.0 million aggregate principal amount due in October 2024. In December 2015, we borrowed $250.0 million under a term loan facility that will mature on December 14, 2020. In December 2016, we borrowed an additional $400.0 million under a term loan facility that will mature on December 9, 2021. In May 2017, we completed an offering of 4.875% senior notes with a $600.0 million aggregate principal amount due in June 2027. See “Description of Other Indebtedness” and “Description of the Notes” in this prospectus supplement and Note 13, “Debt” to our audited consolidated financial statements incorporated by reference into this prospectus supplement for details about the terms of our debt.

In February 2017, we announced that we expect to return approximately $750.0 million to $1.0 billion of capital to shareholders per calendar year through 2019, via a combination of dividends and share repurchases. We expect to fund this return of capital through a combination of cash flow from operations and incremental borrowings intended to bring leverage, measured as financial debt, net of cash, divided by adjusted EBITDA, to a range of 2.5x to 3.0x over the term of the plan. Our current indebtedness and the expected increase in our indebtedness could have important consequences, including, but not limited to:

•	increasing our vulnerability to, and reducing our flexibility to plan for and respond to, general adverse economic and industry conditions and changes in our business and the competitive environment;
•	a substantial portion of our cash flow from operations will be dedicated to make payments of principal of, and interest on, our indebtedness, thereby reducing the availability of funds that would otherwise be available to fund working capital, capital expenditures, acquisitions, dividends, share repurchases or other corporate purposes;
•	increasing our vulnerability to further downgrades of our credit rating, which could adversely affect our interest rates on existing indebtedness, cost of additional indebtedness, liquidity and access to capital markets;
•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;
•	the introduction of secured debt to our capital structure;
•	making it more difficult for us to repay, refinance or satisfy our obligations with respect to our debt;
•	limiting our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions, or other purposes and such financing may not be available on favorable terms, or at all; and
•	any failure to comply with the obligations of any of our debt instruments could result in an event of default under the agreements governing such indebtedness, which in turn, if not cured or waived, could result in the acceleration of the applicable debt, and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies.

Our ability to service our current and future levels of indebtedness will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions, including the interest rate environment, and financial, business, regulatory and other factors, some of which are beyond our control.

There is no assurance that we will generate cash flow from operations or that future debt or equity financings will be available to us to enable us to pay our indebtedness or to fund other needs and we may be forced to take actions such as reducing or delaying business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing debt, reducing or discontinuing dividends we may pay in the future, or seeking additional equity capital.

These actions may not be effected on satisfactory terms, or at all. Any inability to generate sufficient cash flow or refinance our indebtedness on favorable terms could have a material adverse effect on our business, results of operations, and financial condition.

Higher levels of indebtedness and increased debt service obligations will effectively reduce the amount of funds available for other business purposes and may adversely affect us.

Interest costs related to the notes will be substantial, and our increased level of indebtedness, including any future borrowings, could reduce funds available for acquisitions, capital expenditures or other business purposes, impact our credit ratings, restrict our financial and operating flexibility or create competitive disadvantages compared to other companies with lower debt levels. Further, increased indebtedness could make it more difficult for us to satisfy our obligations with respect to our debt, increase our vulnerability to adverse economic or industry conditions and limit our ability to obtain additional financing.

Our ability to make payments of principal and interest on our indebtedness, including the notes, depends upon our future performance, which will be subject to general economic conditions and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt and meet our other cash requirements, we may be required, among other things:

•	to seek additional financing in the debt or equity markets;
•	to refinance or restructure all or a portion of our indebtedness, including the notes;
•	to sell selected assets or businesses; or
•	to reduce or delay planned capital or operating expenditures.

Such measures might not be sufficient to enable us to service our debt, including the notes, and meet our other cash requirements. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all.

CDK Global is a holding company with no operations and may not have access to sufficient cash to make payments on the notes.

CDK Global is a holding company with no operations of its own. Consequently, our ability to service debt, including the notes, is dependent upon the earnings from the businesses conducted by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes or to provide us with funds for payment of our obligations, whether by dividends, distributions, loans or other payments. Our right to receive any assets of any subsidiaries upon a subsidiary’s foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, and therefore the right of the holders of the notes to receive a share of those assets, is structurally subordinated to the claims of that subsidiary’s creditors.

The notes will be structurally subordinated to the indebtedness and the liabilities of subsidiaries and joint ventures.

None of our subsidiaries or joint ventures will guarantee the notes. Generally, holders of indebtedness of, and trade creditors of, our subsidiaries and joint ventures are entitled to payments of their claims from the assets of such subsidiaries and joint ventures before these assets are made available for distribution to us as a direct or indirect equityholder of any such subsidiary or joint venture. Accordingly, in the event that any of our subsidiaries or joint ventures becomes insolvent, liquidates or otherwise reorganizes:

•	our creditors (including the holders of the notes) will have no right to proceed against such subsidiaries’ or joint ventures’ assets; and
•	creditors of such subsidiaries and/or joint ventures, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of the assets of such subsidiaries or joint ventures before we, as a direct or indirect shareholder, will be entitled to receive any distributions from such subsidiaries and/or joint ventures.

As of March 31, 2018, our subsidiaries had no long-term debt owed to third parties.

Changes in interest rates may cause the value of the notes to decline.

Prevailing interest rates will affect the market price or value of the notes. The market price or value of the notes may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Credit ratings may change, adversely affecting the market value of the notes and our cost of capital.

There is no assurance that the credit ratings assigned to the notes or us will remain in effect for any given period of time or that any such rating will not be revised or withdrawn entirely by a rating agency. Real or anticipated changes in credit ratings assigned to the notes will generally affect the market price of the notes. In addition, real or anticipated changes in our credit ratings may also affect the cost at which we can access the capital markets.

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

The limited covenants in the indenture governing the notes and the terms of the notes will not provide protection against significant events that could adversely impact your investment in the notes.

The indenture governing the notes will not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;
•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;
•	restrict our ability to repurchase or prepay our securities; or
•	restrict our or our subsidiaries’ ability to make investments or to pay dividends or make other payments in respect of our shares or other securities ranking junior to the notes.

Furthermore, the definition of “Change of Control Triggering Event” in the indenture governing the notes contains only limited protections. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes. The indenture will also permit us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could rank effectively senior to the notes, and to engage in sale-leaseback arrangements, subject to certain limits.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The notes are unsecured.

The notes are unsecured. While the indenture governing the notes will contain some restrictions on our ability to incur secured indebtedness, the amount of secured indebtedness that we can incur could be substantial. Holders of any secured indebtedness will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding involving us.

There is currently no established trading market for the notes. We cannot assure you that an active trading market for the notes will develop.

The notes are a new issue of securities with no established trading market. We currently do not intend to apply to list the notes on any securities exchange or to seek their admission to trading on any automated quotation system. We have been advised by the underwriters that they presently intend to establish a secondary market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any secondary market for the notes at any time without any notice. We cannot assure you as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes will be adversely affected. See “Underwriting (Conflicts of Interest).”

The trading price of the notes may be volatile and can be directly affected by many factors, including our credit rating.

The trading price of the notes could be subject to significant fluctuation in response to, among other factors, changes in our operating results, interest rates, the market for non-investment grade securities, general economic conditions and securities analysts’ recommendations, if any, regarding our securities.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

If we experience a change of control, we may be unable to purchase the notes you hold as required under the indenture relating to the notes.

Upon the occurrence of certain designated events with respect to the notes (referred to as a “Change of Control Triggering Event”), we must make an offer to purchase all outstanding notes at a purchase price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest to the date of repurchase. We may not have sufficient funds to pay the purchase price for all the notes tendered by holders seeking to accept the offer to purchase. In addition, the indenture relating to the notes and our other debt agreements, including our Credit Facilities and our existing senior notes, may require us to repurchase the other debt upon a change of control or may prohibit us from purchasing any notes before their stated maturity, including upon a change of control. See “Description of the Notes—Offer to Redeem Upon Change of Control Triggering Event.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into net income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense plus amortization of deferred financing expense and our estimate of interest within rental expense.

	Nine Months Ended March 31,	Years Ended June 30,
	2018	2017	2016	2015	2014(1)	2013
Ratio of earnings to fixed charges	4.54	6.93	7.45	7.79	29.67	33.13
(1)	The ratio of earnings to fixed changes for 2014 has been updated to correct an inadvertent error on page 5 of the prospectus.

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $492.5 million, after deducting the underwriters’ discount and estimated fees and expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include share repurchases, dividends, acquisitions, repayments of debt, and working capital and capital expenditures.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2018 on (i) an actual basis, and (ii) an as adjusted basis, after giving effect to this offering as if it had closed on March 31, 2018.

The following table should be read in conjunction with the sections entitled “Use of Proceeds” and our consolidated financial statements and related notes thereto included elsewhere in this prospectus supplement, accompanying prospectus and the documents incorporated by reference herein. We are providing the capitalization table below for information purposes only and is not necessarily indicative of our future capitalization or financial condition.

	As of March 31, 2018
($ in millions)	Actual	As adjusted
	(Unaudited)
Cash and cash equivalents	$461.4	$953.9
Capitalization:
Revolving credit facility(1)	$—	$—
2019 term loan facility	206.3	206.3
2020 term loan facility	221.9	221.9
2021 term loan facility	375.0	375.0
3.30% Senior Notes due 2019	250.0	250.0
4.50% Senior Notes due 2024	500.0	500.0
4.875% Senior Notes due 2027	600.0	600.0
Notes offered hereby	—	500.0
Capital lease obligations	0.5	0.5
Unamortized debt financing costs	(14.8)	(22.3)
Total debt	2,138.9	2,631.4
Common stock, par value $0.01 per share: Authorized, 650.0 million shares; issued, 160.3 million shares; outstanding 133.0 million shares	1.6	1.6
Additional paid-in capital	674.0	674.0
Retained earnings	673.4	673.4
Treasury stock, at cost: 27.4 million shares	(1,626.9)	(1,626.9)
Accumulated other comprehensive income	45.6	45.6
Total CDK stockholder’ equity	(232.3)	(232.3)
Noncontrolling interest	15.3	15.3
Total equity	(217.0)	(217.0)
Total capitalization	$1,921.9	$2,414.4
(1)	As of March 31, 2018, no amounts were drawn and there was $300 million of availability under the revolving credit facility.

DESCRIPTION OF OTHER INDEBTEDNESS

The following summary of the material terms of certain financing arrangements does not purport to be complete and is subject to, and qualified in its entirely by reference to, the underlying documents.

Credit Facilities

On September 16, 2014, we entered into a credit agreement among the Company, the borrowing subsidiaries from time to time party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, providing for a senior unsecured revolving credit facility (the “revolving credit facility”) and the 2019 term loan facility (as defined below).

On December 14, 2015, we entered into a credit agreement among the Company, the lenders party thereto and Bank of America, N.A., as Administrative Agent, providing for our 2020 term loan facility (as defined below).

On December 9, 2016, we entered into a credit agreement among the Company, the lenders party thereto and Bank of America, N.A., as Administrative Agent, providing for our 2021 term loan facility (as defined below).

We refer to our revolving credit facility and our term loan facilities (as defined below), as our “Credit Facilities.”

Revolving Credit Facility

Our revolving credit facility provides us with up to $300.0 million of borrowing capacity and includes a sub-limit of up to $100.0 million for loans in Euro and Sterling. In addition, our revolving credit facility contains an accordion feature that allows us to increase the available borrowing capacity under the facility by up to $100.0 million, subject to the agreement of lenders under the facility or other financial institutions that become lenders to extend commitments as part of the increased revolving credit facility. Our revolving credit facility will mature on September 30, 2019, subject to up to two one-year extensions if lenders holding a majority of the revolving commitments approve such extension.

Borrowings under our revolving credit facility are available for general corporate purposes. Our revolving credit facility is unsecured and loans thereunder bear interest, at our option, at (a) the rate at which deposits in the applicable currency are offered in the London interbank market (or, in the case of borrowings in Euro, the European interbank market) plus margins varying from 1.125% to 2.00% per annum based on our senior, unsecured, non-credit-enhanced, long-term debt ratings from Standard & Poor’s Ratings Group and Moody’s Investors Services Inc. (the “Ratings”) or (b) solely in the case of U.S. dollar loans, (i) the highest of (A) the prime rate of JPMorgan Chase Bank, N.A., (B) a rate equal to the average of the overnight federal funds rate with a maturity of one day plus a margin of 0.75% per annum and (C) the rate at which dollar deposits are offered in the London interbank market for a one-month interest period plus 1.00%, plus (ii) margins varying from 0.125% to 1.00% per annum based on the Ratings. The unused portion of the revolving credit facility will be subject to commitment fees ranging from 0.125% to 0.350% per annum based on the Ratings.

As of March 31, 2018, no amounts were drawn under our revolving credit facility.

Term Loan Facilities

The Company has two $250.0 million senior unsecured term loan facilities that mature on September 16, 2019 (the “2019 term loan facility”) and December 14, 2020 (the “2020 term loan facility”), respectively, and one $400.0 million senior unsecured term loan facility that matures on December 9, 2021 (the “2021 term loan facility”). The 2019 term loan facility, 2020 term loan facility, and 2021 term loan facility are together referred to as the “term loan facilities.” The term loan facilities are subject to amortization in equal quarterly installments of 1.25% of the aggregate principal amount of the term loans made on the respective closing dates, with any unpaid principal amount to be due and payable on the maturity date.

The 2019 term loan facility and 2020 term loan facility bear interest at the same calculations as are applicable to U.S. dollar loans under the revolving credit facility. The interest rate per annum on both the 2019 term loan facility and 2020 term loan facility was 3.63% as of March 31, 2018.

The 2021 term loan facility bears interest, at the Company’s option, at (a) the rate at which deposits in the applicable currency are offered in the London interbank market plus margins varying from 1.250% to 2.500% per annum based on the Ratings or (b) (i) the highest of (A) the prime rate of Bank of America, N.A., (B) a rate equal to the average of the overnight federal funds rate with a maturity of one day plus a margin of 0.750% per annum and (C) the rate at which dollar deposits are offered in the London interbank market for a one-month interest period plus 1.000% plus (ii) margins varying from 0.25% to 1.50% per annum based on the Ratings. The interest rate per annum on the 2021 term loan facility was 3.63% as of March 31, 2018.

Restrictive Covenants and Other Matters

The Credit Facilities contain various covenants and restrictive provisions that limit our subsidiaries’ ability to incur additional indebtedness; our ability to consolidate or merge with other entities; and our and our subsidiaries’ ability to incur liens, to enter into sale and leaseback transactions and to enter into agreements restricting the ability of our subsidiaries to pay dividends. If we fail to perform our obligations under these and other covenants, the revolving credit commitment could be terminated and any outstanding borrowings, together with accrued interest, under the Credit Facilities could be declared immediately due and payable. The Credit Facilities also have, in addition to customary events of default, an event of default triggered by the acceleration of the maturity of any other indebtedness we may have in an aggregate principal amount in excess of $75 million.

The Credit Facilities also contain financial covenants that provide that (A) the ratio of our total consolidated indebtedness to consolidated EBITDA shall not exceed 3.50 to 1.00 and (B) the ratio of our consolidated EBITDA to consolidated interest expense shall be at least 3.00 to 1.00.

On December 9, 2016, the Company entered into (i) an amendment to the credit agreement that covered the revolving credit facility and the 2019 term loan facility (the “2014 amendment”), and (ii) an amendment to the credit agreement that covered the 2020 term loan facility (the “2015 amendment”). The 2014 amendment and the 2015 amendment amended certain “bail-in” language relating to EEA Financial Institutions and make certain changes to the definitions of “Change in Control,” “Consolidated EBITDA,” “Defaulting Lender,” and “Eligible Assignee.”

Existing Senior Notes

2019 Notes and 2024 Notes

On October 14, 2014, the Company completed an offering of 3.30% senior notes with a $250.0 million aggregate principal amount due in 2019 (the “2019 notes”) and 4.50% senior notes with a $500.0 million aggregate principal amount due in 2024 (the “2024 notes”). Interest is payable semi-annually on April 15 and October 15 of each year, and payment commenced on April 15, 2015. The interest rate payable on each of the 2019 notes and 2024 notes is subject to adjustment from time to time if the credit ratings assigned to such series of senior notes by the rating agencies is downgraded (or subsequently upgraded). The 2019 notes will mature on October 15, 2019, and the 2024 notes will mature on October 15, 2024. The 2019 notes and 2024 notes are general unsecured obligations of the Company and are not guaranteed by any of the Company’s subsidiaries.

Each of the 2019 notes and 2024 notes rank equally in right of payment with the Company’s existing and future unsecured unsubordinated obligations, including the Credit Facilities. Each of the 2019 notes and 2024 notes contain covenants restricting the Company’s ability to incur additional indebtedness secured by liens, engage in sale/leaseback transactions, and merge, consolidate, or transfer all or substantially all of the Company’s assets.

The 2019 notes and 2024 notes are redeemable at the Company’s option prior to September 15, 2019 for the 2019 notes and prior to July 15, 2024 for the 2024 notes at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the 2019 notes or 2024 notes, as applicable, to be redeemed, and (ii) the sum of the present value of the remaining scheduled payments (as defined in the agreement), plus in each case, accrued and unpaid interest thereon. Subsequent to September 15, 2019 and July 15, 2024, the redemption price for the 2019 notes and the 2024 notes, respectively, will equal 100% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest thereon. The 2019 notes and 2024 notes are also subject to a change of control provision whereby each holder of the applicable series of notes has the right to require the Company to purchase all or a portion of such holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest upon the occurrence of both a change of control and a decline in the rating of the 2019 notes and 2024 notes.

In November 2016, Moody’s and S&P lowered their credit ratings on the 2019 notes and 2024 notes to Ba1 (Stable Outlook) from Baa3 (Negative Outlook) and to BB+ (Stable Outlook) from BBB- (Negative Outlook), respectively. The downgrades triggered interest rate adjustments for each of the 2019 notes and the 2024 notes. Interest rates for the 2019 notes and 2024 notes increased to 3.80% from 3.30%, and to 5.00% from 4.50%, respectively, effective October 15, 2016.

2027 Notes

On May 15, 2017, the Company completed an offering of 4.875% senior notes with a $600.0 million aggregate principal amount due in 2027 (the “2027 notes” and together with the 2019 notes and the 2024 notes, the “existing senior notes”). Interest is payable semi-annually on June 1 and December 1 of each year, and payment commenced on December 1, 2017. The 2027 notes will mature on June 1, 2027. The 2027 notes are not guaranteed.

The 2027 notes are senior unsecured obligations and rank (i) equally in right of payment with all of our existing and future senior indebtedness, including indebtedness under our credit facilities and 2019 and 2024 notes, (ii) senior to all of our future subordinated indebtedness, (iii) effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and (iv) structurally subordinated to the obligations of each of our subsidiaries.

The 2027 notes are redeemable at the Company’s option prior to June 1, 2022 at a redemption price equal to 100% of their principal amount plus the applicable premium (as defined in the agreement), plus accrued and unpaid interest thereon. Subsequent to June 1, 2022, the redemption price for the 2027 notes will equal a percentage of the principal amount as set forth in the 2027 notes, plus accrued and unpaid interest thereon. The 2027 notes are also subject to a change of control provision whereby each holder of the 2027 notes has the right to require the Company to purchase all or a portion of such holder’s 2027 notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest upon the occurrence of both a change of control and a decline in the rating of the 2027 notes.

DESCRIPTION OF THE NOTES

CDK Global, Inc., a Delaware corporation, will issue the 5.875% Senior Notes due 2026 (the “Notes”) under a base indenture, dated as of June 18, 2018 (the “Base Indenture”), between itself and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by an officer’s certificate to be executed in connection with this offering (together with the Base Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, the words “Company,” “we” and “our” refer only to CDK Global, Inc. and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the Indenture. We have filed a copy of the form of Base Indenture as an exhibit to the Registration Statement of which this prospectus supplement forms a part. We urge you to read the Indenture because it, not this description, define your rights as holders of the Notes. See “Where You Can Find More Information.”

Principal, Maturity and Interest

The Company will issue the Notes initially with a maximum aggregate principal amount of $500,000,000. The Company will issue the Notes in minimum denominations of $2,000 and any greater integral multiple of $1,000. The Notes will mature on June 15, 2026.

We are permitted to issue more Notes from time to time (the “Additional Notes”). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued.

Interest on the Notes will accrue at the rate of 5.875% per annum. Interest on the Notes will be payable semiannually in arrears on June 15 and December 15, commencing on December 15, 2018 to the holders of record of those Notes on the immediately preceding June 1 or December 1.

Interest on the Notes will accrue from June 15, 2018. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to June 15, 2021. At any time or from time to time on or after June 15, 2021, the Company, at its option, may on any one or more occasions redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on June 15 of the years indicated:

Year	Optional Redemption Price
2021	102.938%
2022	101.958%
2023	100.979%
2024 and thereafter	100.000%

In addition, at any time prior to June 15, 2021, the Notes may also be redeemed by the Company on any one or more occasions in whole or in part, at the Company’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of:

(1)	1.0% of the principal amount of such Note; and
(2)	the excess of:
(a)	the present value at such redemption date of (1) the redemption price of such Note on June 15, 2021 such redemption price being that described above plus (2) all required remaining scheduled interest payments due on such Note through June 15, 2021 other than accrued interest to such redemption date, computed using a discount rate equal to the Treasury Rate plus 50 basis points per annum discounted on a semi-annual bond equivalent basis, over
(b)	the principal amount of such Note on such redemption date.

Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the Redemption Date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available or such data is no longer available thereon, any publicly available source of similar market data selected by the Company) most nearly equal to the period from the Redemption Date to June 15, 2021; provided, however, that if the period from the Redemption Date to June 15, 2021 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to June 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Selection and Notice of Redemption

If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis to the extent practicable.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail to each holder of Notes to be redeemed at its registered address, or delivered electronically if held by The Depository Trust Company (“DTC”), at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any holder of Notes selected for redemption will not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Notice of any optional redemption of the Notes in connection with a transaction or an event (including a Change of Control Triggering Event) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event. In addition, if such redemption is subject to one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that in the Company’s discretion, the redemption date may be delayed until such time (including, subject to the applicable procedures of DTC, more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Company will provide prompt written notice to the Trustee and the holders of the Notes prior to the close of business two business days prior to the redemption date rescinding such redemption and notice of redemption shall be rescinded and of no force or effect. Upon the Company’s written request given at least five business days prior to the date such notice shall be sent (unless the Trustee consents to a shorter period), the Trustee shall (on at the date specified in such written request or promptly after such time) forward such notice to the holders in the Company’s name and at the Company’s expense in the same manner in which the notice of redemption was given.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Offer to Redeem Upon Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the Notes will be unsecured and will rank equally in right of payment with all of our existing and future unsecured unsubordinated obligations, including our obligations under our Credit Facilities, our 3.300% Senior Notes due 2019 (the “2019 Notes”), our 4.500% Senior Notes due 2024 (the “2024 Notes”) and our 4.875% Senior Notes due 2027 (the “2027 Notes”). Secured debt and other secured obligations of the Company will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations. As of March 31, 2018, after giving pro forma effect to the offering of the Notes and the use of proceeds therefrom, we would have had $2.7 billion of unsecured unsubordinated obligations outstanding, including the Notes and our obligations under our Credit Facilities, the 2019 Notes, the 2024 Notes and the 2027 Notes, and no secured obligations.

All of our operations are conducted through our subsidiaries. Claims of creditors of such subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such subsidiaries, and claims of preferred stockholders of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our subsidiaries. As of March 31, 2018, our subsidiaries had no long-term debt owed to third parties.

Offer to Redeem Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as described under “—Optional Redemption,” the Indenture provides that each holder of Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send a notice, by first class mail to each holder of Notes, or electronically if held by DTC, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may be delayed until such time (including, subject to the applicable procedures of DTC, more than 60 days after the date such notice is mailed) as the Change of Control is consummated. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. Notwithstanding anything to the contrary contained herein, a revocable Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.

Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

The provisions under the indenture relative to the Company’s obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

“Change of Control” means the occurrence of any one of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to the Company or one of its Subsidiaries;
(2)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
(4)	the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or
(5)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing: (A) the term “Change of Control” shall not include a merger or consolidation of the Company with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (B) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; and (C) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a “Change of Control” if the shareholders of the Company or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the New Parent immediately following the consummation of such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who:

(1)	was a member of such board of directors on the date of the Indenture; or
(2)	was nominated for election or elected to such board of directors or approved by a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies appointed by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s and S&P ceases to provide rating services to issuers or investors, the Company shall appoint a replacement for such Rating Agency that is reasonably acceptable to the trustee under the Indenture.

“Rating Category” means (1) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody’s used by any replacement Rating Agency appointed by the Company. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date that is 60 days prior to the earlier of, (1) a Change of Control or (2) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a), (b) or (c) below on, or within 60 days after, the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies, or (b) in the event the Notes are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency on the Rating Date, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both Rating Agencies, or (c) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Notes by both Rating Agencies shall be decreased by one or more gradations (including gradations within Rating Categories).

“S&P” means S&P Global Ratings (a division of S&P Global Inc.) or any successor to the rating agency business thereof.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

Our ability to repurchase Notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under our and our subsidiaries’ indebtedness and cause a default under the agreements related to such indebtedness but may not constitute a change of control under our Credit Facilities or a Change of Control Triggering Event under the Indenture or the 2019 Notes, the 2024 Notes or the 2027 Notes. Our and our subsidiaries’ future indebtedness may also contain prohibitions of certain events that would constitute a Change of Control Triggering Event or require such indebtedness to be repurchased upon a Change of Control Triggering Event. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if a Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Relating to Our Indebtedness and the Notes—If we experience a change of control, we may be unable to purchase the notes you hold as required under the indenture relating to the notes.”

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and, if a Ratings Event has occurred, whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above. Holders of Notes may not be entitled to require the

Company to purchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors, including in connection with a proxy contest where the Board of Directors does not approve a dissident slate of directors but approves them as Continuing Directors, even if the Board of Directors initially opposed the directors.

The provisions under the Indenture relating to our obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

The Indenture contains covenants including, among others, the following:

Limitation on Liens

The Company will not, and will not permit any Subsidiary to, directly or indirectly, incur or permit to exist any Lien (an “Initial Lien”) of any nature whatsoever on any of its properties or assets whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes (together with, at the option of the Company, any other Indebtedness of the Company or any of its Subsidiaries ranking equally in right of payment with the Notes) shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Notwithstanding the foregoing, the Company and its Subsidiaries may create, assume, incur or guarantee Indebtedness secured by a Lien without equally and ratably securing the Notes; provided that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any Indebtedness that is being retired substantially concurrently with any such creation, assumption, incurrence or guarantee, the sum of (a) the aggregate amount of all outstanding Indebtedness secured by Liens other than Permitted Liens, (b) the Attributable Debt of all Sale/Leaseback Transactions of the Company and its Subsidiaries permitted by the last paragraph under “—Limitation on Sale/Leaseback Transactions” below and (c) the aggregate amount of all outstanding refinancing Indebtedness incurred pursuant to clause (12) of the definition of Permitted Liens in respect of Indebtedness initially incurred pursuant this sentence does not at such time exceed the greater of (x) $1,550.0 million and (y) the amount that would cause the Consolidated Secured Debt Ratio to exceed 2.25 to 1.00.

Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an affiliate of the Company of the property or assets secured by such Initial Lien.

Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)	such transaction involves a lease for not more than three years (or which may be terminated by the Company or its Subsidiaries within a period of not more than three years);
(2)	such transaction involves leases between only the Company and a Subsidiary or only between Subsidiaries;
(3)	such transaction involves leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement or the commencement of commercial operation of the property;
(4)	the Company or such Subsidiary would be entitled to create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under “—Limitation on Liens;” or

(5)	the net proceeds of the sale of the property to be leased are at least equal to such property’s fair market value, as determined by the Company’s board of directors in good faith, and such net proceeds are applied within 365 days of the effective date of the Sale/Leaseback Transaction, or the Company enters into a definitive agreement within such 365-day period to apply such net proceeds, to (a) the purchase, construction, development or acquisition of properties or assets or (b) the redemption, repayment or other retirement for value of the Notes or any Indebtedness of the Company that ranks equally in right of payment with the Notes or any Indebtedness of one or more Subsidiaries.

Notwithstanding the restrictions outlined in the preceding paragraphs, the Company and its Subsidiaries will be permitted to enter into Sale/Leaseback Transactions that would otherwise be subject to such restrictions, without complying with the requirements of the preceding paragraph, if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale/Leaseback Transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding Indebtedness secured by Liens permitted under the penultimate paragraph under “—Limitation on Liens” above, does not at such time exceed the greater of (x) $1,550.0 million and (y) the amount that would cause the Consolidated Secured Debt Ratio to exceed 2.25 to 1.00.

Merger and Consolidation

The Company will not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(1)	the Company is the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”) is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;
(2)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
(3)	if, as a result of any such transaction, properties or assets of the Company would become subject to any Lien which would not be permitted by the covenant described above under “—Limitation on Liens” without equally and ratably securing the Notes, the Company or the Successor Company, as the case may be, will take the steps as are necessary to secure effectively the Notes equally and ratably with, or prior to, all Indebtedness secured by those Liens as described above; and
(4)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, the Company, and may exercise all of the rights and powers of the Company, under the Indenture. The Company will be relieved of all obligations and covenants under the Notes and the Indenture; provided that, in the case of a lease of all or substantially all of properties or assets of the Company, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

Rule 144A Information

At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the holders of the Notes and to prospective investors, upon the requests of such holders of Notes, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Defaults

Each of the following is an Event of Default with respect to the Notes:

(1)	default in the payment of interest on the Notes when due, continued for 30 days;
(2)	default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
(3)	failure by the Company to comply with its obligations under “—Certain Covenants—Merger and Consolidation” above;
(4)	failure by the Company to comply for 60 days after notice with any of its obligations in the covenants described above under “Offer to Redeem Upon Change of Control Triggering Event” (other than a failure to purchase Notes) or under “—Certain Covenants—Limitation on Liens” or “—Limitation on Sale/Leaseback Transactions”;
(5)	failure by the Company to comply for 90 days after notice with its other agreements contained in the Indenture;
(6)	Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million (the “cross acceleration provision”);
(7)	certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”); or
(8)	any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of $100.0 million is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days after such judgment became final and non-appealable and is not paid, discharged, waived or stayed (the “judgment default provision”).

However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice. Any default for the failure to deliver any report within the time periods prescribed in the covenant described under “—Certain Covenants—Rule 144A Information” or to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all such Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing;
(2)	holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;
(3)	such holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(5)	holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 10 days after it is known to the Trustee. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and for so long as the Trustee in good faith determines that withholding notice is not opposed to the interest of the holders of the Notes.

We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. In addition, we are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1)	reduce the percentage of principal amount of the outstanding Notes, the consent of whose holders is required for any amendment;
(2)	reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any Note;

(3)	change the provisions applicable to the redemption of any Note as described under “—Optional Redemption” above;
(4)	make any Note payable in money or securities other than those stated in the Note;
(5)	impair the contractual right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;
(6)	except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any Notes;
(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or
(8)	expressly subordinate the Notes to any other Indebtedness of the Company or its Subsidiaries.

Notwithstanding the preceding, without the consent of any holder of the Notes, the Company and Trustee may amend the Indenture:

(1)	to cure any ambiguity, omission, defect or inconsistency;
(2)	to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture;
(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B)of the Code);
(4)	to add guarantees with respect to the Notes or to secure the Notes;
(5)	to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company;
(6)	to make any change that does not adversely affect in any material respect the rights of any holder of the Notes;
(7)	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;
(8)	to conform the text of the Indenture or the Notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes; or
(9)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of Notes to transfer Notes.

The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment; provided, however, that such requirement to mail to Holders a notice of such amendment may be satisfied by our furnishing to or filing with the SEC such description in a Current Report on Form 8-K. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Company nor any affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all holders of Notes and is paid to all holders of Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When we (1) deliver to the Trustee all outstanding Notes for cancelation or (2) all outstanding Notes have become due and payable, or will become due and payable within one year, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us, then such Indenture shall, subject to certain exceptions, cease to be of further effect; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated by the Company as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption.

Defeasance

At any time, we may terminate all of our obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust (as defined below) and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

In addition, at any time we may terminate our obligations under “—Offer to Redeem upon Change of Control Triggering Event” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy default provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Defaults” above (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “—Defaults” above or because of the failure of the Company to comply with clause (3) under “—Certain Covenants—Merger and Consolidation” above.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

We have appointed U.S. Bank National Association as the Trustee under the Indenture and as Registrar and Paying Agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request of any holder of Notes, unless such holder of Notes shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of such Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Attributable Debt” means, in respect of a Sale/Leaseback Transaction, at the time of determination, the lesser of (1) the fair market value of the property so leased as determined in good faith by the Company’s Board of Directors and (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a)	without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of,
(i)	consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations),
(ii)	consolidated income tax expense for such period,
(iii)	all amounts attributable to depreciation for such period and amortization of intangible assets for such period,
(iv)	any other non-recurring non-cash charges for such period (including non-cash compensation expense, but excluding any additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of inventory or accounts receivable or that is in respect of any item that was included in Consolidated Net Income in a prior period),
(v)	any losses for such period attributable to early extinguishment of Indebtedness or Hedging Obligations,
(vi)	any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Obligations,
(vii)	the cumulative effect for such period of a change in accounting principles,
(viii)	any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to the carrying out of any issuance of Equity Interests, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof), including (x) such fees, expenses or charges related to the Indenture, and (y) any amendment or other modification of the obligations or other Indebtedness, in an aggregate amount during any period of four consecutive fiscal quarters not to exceed $5,000,000, and
(ix)	any “restructuring expenses” and “other business transformation expenses” for such period (if incurred prior to June 30, 2020) attributable to the “Business Transformation Plan” (as each such term is used in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2017, December 31, 2017 and March 31, 2018); provided, that (A) such expenses shall have been determined in a manner consistent with the Company’s practices prior to the date hereof and reflected as such in the Company’s annual or quarterly reports filed with the SEC, (B) the aggregate amount of such expenses incurred during the fiscal quarters of the Company ended on September 30, 2017, December 31, 2017, and March 31, 2018, shall be deemed to be $21.6 million, $22.0 million and $12.9 million, respectively, and (C) Consolidated EBITDA may not be increased by more than $125,000,000 of such expenses during any period of four fiscal quarters or by more than $275,000,000 of such expenses during the term of the Indenture;

provided that any cash payment made with respect to any noncash item added back in computing Consolidated EBITDA for any prior period pursuant to this clause (a) (or that would have been added back had the Indenture been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus

(b)	without duplication and to the extent included in determining such Consolidated Net Income,
(i)	any non-recurring noncash items of income for such period (excluding any noncash items of income (A) in respect of which cash was received in a prior period or will be received in a future period or (B) that represents the reversal of any accrual made in a prior period for anticipated cash charges, but only to the extent such accrual reduced Consolidated EBITDA for such prior period),
(ii)	any gains for such period attributable to the early extinguishment of Indebtedness or Hedging Obligations,
(iii)	any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Obligations; and
(iv)	the cumulative effect for such period of a change in accounting principles;

provided, further that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition, or any exclusive license, of assets by the Company or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions and licenses in the ordinary course of business. All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of an accounting officer of the Company, attributable to any Subsidiary that is not wholly owned by the Company, shall be reduced by the portion thereof that is attributable to the non-controlling interest in such Subsidiary. For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with generally accepted financial practice as if such Material Acquisition or a Material Disposition had occurred on the first day of such period.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company or, subject to clause (b) below, any other consolidated Subsidiary during such period and (b) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the non-controlling interest in such consolidated Subsidiary.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1)(a) the aggregate amount of Total Indebtedness then outstanding that is secured by Liens as of such date of determination, less (b) unrestricted cash and cash equivalents of the Company and its Subsidiaries to (2) Consolidated EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Company are available.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
(2)	statements and pronouncements of the Financial Accounting Standards Board;
(3)	such other statements by such other entity as approved by a significant segment of the accounting profession; and
(4)	the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Hedging Obligations” means obligations under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)	other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable (other than letters of credit issued in respect of trade payables);
(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);
(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit);
(5)	all guarantees by such Person of obligations of the type referred to in clauses (1) through (4); and
(6)	all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, the term “Indebtedness” will not include (a) in connection with the purchase by the Company or any of its Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under GAAP to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock; or (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of ASC Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under the Indenture.

“Issue Date” means the date on which the Notes are originally issued.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Material Acquisition” means any individual acquisition of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration for such individual acquisition (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $250,000,000.

“Material Disposition” means any individual sale, transfer or other disposition of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) of the Company or any Subsidiary; provided that the aggregate consideration for such individual sale, transfer or other disposition (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $250,000,000.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, in each case for sums not yet overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;
(3)	Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;
(4)	Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(5)	Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(6)	Liens securing Indebtedness (including Capital Lease Obligations) incurred to finance the construction, purchase, replacement or lease of, or repairs, improvements or additions to, property, plant or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) of such Person (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 270 days after the later of the acquisition, completion of construction, replacement, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(7)	Liens existing on the Issue Date;
(8)	Liens on assets, property or shares of Capital Stock (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses);
(9)	Liens on assets or property (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) at the time such Person or any of its Subsidiaries acquires the assets or property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses);

(10)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person;
(11)	Liens securing Hedging Obligations;
(12)	Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the penultimate paragraph of the covenant described under “—Certain Covenants—Limitation on Liens” or in the foregoing clause (6), (7), (8) or (9); provided, however, that:
(A)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom); and
(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under “—Certain Covenants—Limitation on Liens” or in the foregoing clause (6), (7), (8) or (9) at the time the original Lien became a Permitted Lien, plus accrued interest thereon, and (y) an amount necessary to pay any fees, commissions, discounts and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(13)	Liens Incurred to secure cash management services in the ordinary course of business;
(14)	Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements limiting the disposition of such assets pending the closing of the transactions contemplated thereby;
(15)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(16)	Liens on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement;
(17)	Liens in favor of the Company or any of its Subsidiaries;
(18)	Liens securing the Notes (including any Additional Notes);
(19)	deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and
(20)	judgment liens in respect of judgments that do not constitute an Event of Default under clause (8) of “—Defaults.”

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Subsidiary on the Issue Date or thereafter acquired by the Company or a Subsidiary whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;
(2)	such Person and one or more Subsidiaries of such Person; or
(3)	one or more Subsidiaries of such Person.

“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding as of such date, computed on a consolidated basis, but excluding contingent obligations of the Company or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness. For purposes of this definition, the amount of any Indebtedness shall be determined in accordance with GAAP but without giving effect to any election permitted under GAAP to value such Indebtedness at “fair value” or to any other accounting principle that would result in the amount of such Indebtedness (other than zero coupon Indebtedness) being below the stated principal amount thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences to U.S. Holders and non-U.S. Holders (each as defined below and collectively referred to as “Holders”) of the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations issued thereunder, and administrative and judicial interpretations thereof, all as of the date of this offering memorandum and all of which are subject to change (perhaps with retroactive effect).

This summary addresses only Holders who acquire the notes at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold their notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not represent a detailed description of the U.S. federal income tax consequences to Holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to Holders that are subject to special treatment under the U.S. federal income tax laws, such as financial institutions, regulated investment companies, real estate investment trusts, individual retirement and other tax deferred accounts, dealers or traders in securities or currencies, life insurance companies, partnerships or other pass-through entities (or investors therein), tax-exempt organizations, U.S. expatriates, non-U.S. trusts and estates that have U.S. beneficiaries, persons holding notes in an integrated or conversion transaction, as a position in a constructive sale or straddle, or U.S. Holders whose “functional currency” is other than the U.S. dollar. This summary does not address U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift taxes), the alternative minimum tax or the consequences under the tax laws of any foreign, state or local jurisdiction. We have not requested a ruling from the Internal Revenue Service (the “IRS”) on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust (i) that is subject to the primary supervision of a court within the United States and under the control of one or more U.S. persons, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, the term “non-U.S. Holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, trust, or estate that is not a U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such an entity generally will depend on the status of the partner and the activities of the entity. Partners in such entities that are considering purchasing the notes should consult their own tax advisors.

Prospective investors in the notes should consult their own tax advisors concerning the particular U.S. federal income tax consequences of purchasing, owning, and disposing of the notes, as well as the consequences arising under other federal tax laws and the laws of any other taxing jurisdiction.

Possible Alternative Treatment

We may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of the Notes—Optional Redemption,” “Description of the Notes—Offer to Redeem Upon Change of Control Triggering Event” and “Registered Exchange Offer; Registration Rights.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingencies are remote or incidental, and, accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on a Holder, unless such Holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a Holder might be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate and any otherwise applicable OID, and to treat as ordinary interest income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

Stated Interest

Generally, any stated interest payments on a note to a U.S. Holder will be taxable as ordinary interest income at the time they accrue or are received, in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Original Issue Discount

The notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes if the stated principal amount of the notes exceeds their issue price by at least the de minimis threshold amount of 1⁄4 of one percent of the stated principal amount of the notes multiplied by the number of complete years from the issue date of the note to its maturity. If the notes are issued with OID, U.S. Holders of the notes, regardless of their regular method of tax accounting, will have to include the OID in gross income (as ordinary income) as it accrues (on a constant yield to maturity basis), prior to their receipt of the cash corresponding to such OID, which ordinarily will result in the inclusion of increasing amounts of OID in income in successive accrual periods.

Dispositions

Generally, a sale, exchange, redemption, retirement or other taxable disposition of a note will result in taxable gain or loss to a U.S. Holder equal to the difference, if any, between the amount realized on the disposition (excluding amounts attributable to any accrued and unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. A U.S. Holder’s adjusted tax basis in a note will generally equal the amount paid for such note to such U.S. Holder, increased by the amount of OID (if any) previously included in income. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the note is held for more than one year. Certain non-corporate U.S. Holders may be eligible for preferential rates of U.S. federal tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay an additional 3.8 percent tax on, among other things, interest income and capital gains from the sale or other disposition of notes, subject to certain limitations and exceptions. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.

Certain U.S. Federal Tax Considerations for Non-U.S. Holders

Interest

Subject to the discussion below of backup withholding and any application of FATCA (defined below), U.S. federal income or withholding tax generally will not apply to a non-U.S. Holder in respect of any payment of interest on the notes (which, for purposes of this non-U.S. Holder discussion, includes any OID), provided that such payment is not effectively connected with such non-U.S. Holder’s conduct of a U.S. trade or business and such non-U.S. Holder:

•	does not own actually or constructively (i) 10% or more of the total combined voting power of all classes of the Issuer’s voting stock;
•	is not a controlled foreign corporation that is related to the Issuer under the applicable provisions of the Code;
•	is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and
•	either (1) provides identifying information (i.e., name and address) to the applicable withholding agent on IRS Form W-8BEN or BEN-E (or successor form), as applicable, and certifies, under penalty of perjury, that such non-U.S. Holder is not a U.S. person or (2) has a financial institution holding the notes on behalf of such non-U.S. Holder certify, under penalty of perjury, that it has received such a certification from the beneficial owner and, when required, provides the withholding agent with a copy.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless such Holder provides the applicable withholding agent with a properly executed (1) applicable IRS Form W-8BEN or BEN-E (or successor form), as applicable, claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with such Holder’s conduct of a trade or business in the United States (in which case such interest will be subject to tax as discussed below).

Dispositions

Subject to the discussion below of backup withholding and any application of FATCA (defined below), any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a note by a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax (except to the extent attributable to accrued and unpaid interest, which will be taxable as described above) unless (1) such gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. Holder (in which case such gain will be subject to regular graduated U.S. tax rates as described below) or (2) such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met (in which case such gain, net of certain U.S.-source losses, if any, will be subject to U.S. federal income tax at a flat rate of 30% (or at a reduced rate under an applicable income tax treaty)).

Effectively Connected Interest or Gain

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes or gain from the disposition of the notes is effectively connected with the conduct of that trade or business (or, if an applicable income tax treaty applies, is attributable to a permanent establishment by the non-U.S. Holder), such non-U.S. Holder will, subject to any applicable income tax treaty, be subject to U.S. federal income tax on such interest or gain on a net income basis in generally the same manner as if such non-U.S. Holder were a U.S. Holder. In addition, if such non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding with respect to payments of stated interest, accruals of OID (if any), and payments of the gross proceeds from the sale or other disposition (including a retirement or redemption) of a note. Certain U.S. Holders (including corporations) are generally not subject to information reporting and backup withholding. A U.S. Holder will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder:

•	fails to furnish its correct taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;
•	is notified by the IRS that it is subject to backup withholding because it has previously failed to properly report payments of interest or dividends;
•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. Holder that it is subject to backup withholding; or
•	otherwise fails to comply with applicable requirements of the backup withholding rules.

Non-U.S. Holders

In general, a non-U.S. Holder will not be subject to backup withholding with respect to payments of interest (including any OID) to such non-U.S. Holder if such non-U.S. Holder provides to the applicable withholding agent the statement described above under “-Certain U.S. Federal Tax Considerations for Non-U.S. Holders-Interest” or the non-U.S. Holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person. A non-U.S. Holder may, however, be subject to information reporting requirements with respect to payments of interest (including any OID) on the notes.

Proceeds from the sale, exchange, retirement, redemption or other taxable disposition of the notes made to or through a foreign office of a foreign broker without certain specified connections to the United States will generally not be subject to information reporting or backup withholding. A non-U.S. Holder may be subject to backup withholding and/or information reporting with respect to the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the payor receives the statement described above under “-Certain U.S. Federal Tax Considerations for Non-U.S. Holders-Interest” and does not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person, as defined under the Code, or such non-U.S. Holder otherwise establishes an exemption.

General-U.S. Holders and non-U.S. Holders

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a Holder’s U.S. federal income tax liability, and may entitle a Holder to a refund, provided the required information is timely furnished to the IRS.

FATCA

Pursuant to the Foreign Account Tax Compliance Act, or “FATCA,” foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments include generally U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source interest) and also include the entire gross proceeds from the sale or other disposition of any debt instruments of U.S. issuers. The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Administrative guidance from the IRS defers this withholding obligation for gross proceeds from dispositions of U.S. debt instruments until January 1, 2019.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, we have agreed to sell and the underwriters named below have severally agreed to purchase the following respective principal amounts of the notes.

Underwriter	Principal amount of the notes
J.P. Morgan Securities LLC	$150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	50,000,000
Morgan Stanley & Co. LLC	50,000,000
MUFG Securities Americas Inc.	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000
Wells Fargo Securities, LLC	50,000,000
BMO Capital Markets Corp.	25,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	15,000,000
Citigroup Global Markets Inc.	15,000,000
Citizens Capital Markets, Inc.	15,000,000
Lloyds Securities Inc.	15,000,000
Danske Markets Inc.	5,000,000
The Huntington Investment Company	5,000,000
Samuel A. Ramirez & Company, Inc.	5,000,000
Total	$500,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to the notes the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.375% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.25% of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We estimate that our out-of-pocket expenses for this offering will be approximately $1,250,000.

The notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any additional debt securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of J.P. Morgan Securities LLC until 60 days following the settlement date for the notes.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Over-allotment transactions involve sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which create a syndicate short position.
•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Settlement

We expect that delivery of the notes will be made against payment therefor on or about June 18, 2018, which will be the tenth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is more than two business days preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the date that is more than two business days preceding the settlement date should consult their own advisor.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they may receive customary fees and expenses. In particular, certain of the underwriters and/or their respective affiliates are parties to and are agents and/or lenders under our revolving credit facility and the 2019 term loan facility and receive customary compensation in connection therewith. Each of our revolving credit facility and 2019 term loan facility was negotiated on an arm’s length basis and contains customary terms pursuant to which the lenders receive customary fees. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of our company. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Associated Investment Services, Inc., a member of FINRA and subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.

Notice to Prospective Investors in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of the notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) and the accompanying prospectus contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriters have agreed that they will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) (an “Institutional Investor”), (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, the shares, debentures and units of shares and debentures of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:
(1)	to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);
(2)	where no consideration is or will be given for the transfer; or
(3)	where the transfer is by operation of law.

PRIIPs Regulation / Prospectus Directive / Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive.

NOTICE TO PLAN INVESTORS

Each purchaser of the Notes that is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan, individual retirement account (“IRA”) or other arrangement subject to Section 4975 of Code or (3) an entity deemed to hold “plan assets” of any such employee benefit plan or arrangement, by acceptance of any Notes, will be deemed to have represented and warranted that a fiduciary acting on its behalf is causing it to purchase the Notes and that such fiduciary:

•	is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control (excluding, if the purchaser is an IRA, the owner or a relative of the owner of the IRA) as specified in 29 CFR Section 2510.3-21(c)(1)(i);
•	is independent (for purposes of 29 CFR Section 2510.3-21(c)(1)) of the Company, the underwriters and their respective affiliates (the “Transaction Parties”);
•	is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the purchaser’s transactions with the Transaction Parties contemplated by this prospectus supplement and the accompanying prospectus (the “Transactions”);
•	has been advised that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with the Transactions;
•	is a “fiduciary” under Section 3(21)(A) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, the Transactions; and
•	understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in this prospectus supplement and the accompanying prospectus; and understands, acknowledges and agrees that no such discounts, commissions, fees or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Transaction Parties, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from the purchaser or such fiduciary for the provision of investment advice (rather than other services) in connection with the Transactions.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. The underwriters have been represented by Cahill Gordon & Reindel LLP, New York, New York.

PROSPECTUS

CDK Global, Inc.

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “CDK.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities. Each time we offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement or freewriting prospectus related thereto, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

In this prospectus, the terms “CDK,” the “Company,” “we,” “us” and “our” refer to CDK Global, Inc., unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.cdkglobal.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (filed on August 8, 2017), including portions of our Proxy Statement for the 2017 annual meeting of stockholders (filed on October 3, 2017) to the extent specifically incorporated by reference therein;
•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2017 (filed on October 31, 2017), December 31, 2017 (filed on January 30, 2018), and March 31, 2018 (filed on April 26, 2018);
•	our Current Reports on Form 8-K filed on August 8, 2017, September 7, 2017, October 31, 2017 (excluding the information disclosed pursuant to Item 2.02 and Exhibit 99.1 thereto), November 15, 2017, November 17, 2017, January 16, 2018, and March 20, 2018; and
•	the description of CDK’s capital stock set forth in Amendment No. 5 to CDK’s Registration Statement on Form 10 filed on September 18, 2014, and any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.cdkglobal.com) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

CDK Global, Inc.
Attention: Lee J. Brunz
1950 Hassell Road
Hoffman Estates, IL 60169
Telephone: (847) 397-1700

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain, and other written or oral statements made from time to time by the Company may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “might,” “will,” “may,” “could,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “assumes,” and variations of such words or similar expressions are intended to identify forward-looking statements. In particular, information appearing under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to:

•	the Company’s success in obtaining, retaining, and selling additional services to customers;
•	the pricing of our products and services;
•	overall market and economic conditions, including interest rate and foreign currency trends, and technology trends;
•	adverse global economic conditions and credit markets and volatility in the countries in which we do business (such as the adverse economic impact and related uncertainty caused by the United Kingdom’s decision to leave the European Union);
•	auto sales and advertising and related industry changes;
•	competitive conditions;
•	changes in regulation (including future interpretations, assumptions and regulatory guidance related to the Tax Cuts and Jobs Act);
•	changes in technology, security breaches, interruptions, failures, and other errors involving our systems;
•	availability of skilled technical employees/labor/personnel;
•	the impact of new acquisitions and divestitures;
•	employment and wage levels;
•	availability of capital for the payment of debt service obligations or dividends or the repurchase of shares;
•	any changes to our credit ratings and the impact of such changes on our financing costs, rates, terms, debt service obligations, and access to capital market and working capital needs;
•	the impact of our indebtedness, our access to cash and financing, and our ability to secure financing or financing at attractive rates;
•	litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations;
•	our ability to timely and effectively implement our business transformation plan; and
•	the ability of our significant stockholders and their affiliates to significantly influence our decisions, or cause us to incur significant costs.

There may be other factors that may cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described under the “Risk Factors” section herein, any prospectus supplement, and in the documents incorporated herein by reference.

All forward-looking statements speak only as of the date of this prospectus, even if subsequently made available by us on our website or otherwise, and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

THE COMPANY

CDK Global, Inc. is headquartered in Hoffman Estates, Illinois, and was incorporated in Delaware in 2014. We are a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, we provide solutions to dealers in more than 100 countries around the world, serving approximately 28,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles.

For a description of our business, financial condition, results of operations and other important information regarding CDK, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.cdkglobal.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our principal executive offices are located at 1950 Hassell Road, Hoffman Estates, Illinois 60169, telephone (847) 397-1700.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

•	repurchases of shares of our common stock;
•	debt repayment;
•	working capital; and/or
•	capital expenditures.

We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into net income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense plus amortization of deferred financing expense and our estimate of interest within rental expense.

	Nine Months Ended March 31,	Years Ended June 30,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	4.54	6.93	7.45	7.79	6.93	33.13

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

DESCRIPTION OF THE CAPITAL STOCK

General

The following is a summary of information concerning our capital stock, including a summary of certain material terms and provisions of our certificate of incorporation and our by-laws. You should read these documents in full for complete information on our capital stock. They are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Shares Outstanding. We are authorized to issue up to 650,000,000 shares of common stock, par value $0.01 per share. As of April 24, 2018, we had 131,606,996 shares of common stock issued and outstanding.

Dividends. Subject to prior dividend rights of the holders of any preferred shares, holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.

Voting Rights. Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock do not have cumulative voting rights. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors. It also means the holders of a majority of the shares of common stock entitled to vote in the election of directors can elect all directors standing for election and the holders of the remaining shares will not be able to elect any directors.

Other Rights. In the event of any liquidation, dissolution or winding up of our company, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of our common stock are not currently entitled to pre-emptive rights.

Fully Paid. The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock from time to time in one or more series and with such rights and preferences as determined by our board of directors with respect to each series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

Limitation on Liability of Directors and Officers

We are a Delaware corporation. Our certificate of incorporation provides that no director is personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed only for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, including through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company in connection with any threatened, pending or completed action, suit or proceeding to which such person is, or is threated to be made, a party, whether civil or criminal, administrative or investigative, arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision in connection with any proceeding, including in advance of its final disposition, to the fullest extent permitted by law. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by us. The effect of these is to indemnify any officer or director of the Company against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director arising from claims against such persons for conduct in their capacities as officers or directors of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and By-laws and Delaware Law

Some provisions of our certificate of incorporation and by-laws and Delaware law could make the following more difficult:

•	acquisition of us by means of a tender offer;
•	acquisition of us by means of a proxy contest or otherwise; or
•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Size of Board and Vacancies

Our by-laws provide that our board of directors have one or more members, which number is determined by resolution of our board of directors. Directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present. Any director may be removed at any time, with or without cause, upon the affirmative vote of holders of a majority of the outstanding shares of our stock. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, removal from office or other cause may be filled by the majority vote of our remaining directors in office, or by the sole remaining director, or by a majority vote of our stockholders at a special meeting called for that purpose. If at such special meeting no person nominated to fill the vacancy receives a majority of such votes, then such vacancy will be filled by the majority of remaining directors in office.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

Under our by-laws, only our chairman, chief executive officer or our board of directors may call special meetings of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our by-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Neither our certificate of incorporation nor our by-laws provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of our undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Forum for Adjudication of Disputes

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting breach of a fiduciary duty owed by any of our directors, officers or other employees, any action asserting a claim arising pursuant to the Delaware General Corporation Law or any action asserting a claim governed by the internal affairs doctrine. Despite the foregoing, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.

Transfer Agent and Registrar

Our transfer agent and registrar is EQ Shareowner Services.

Listing

Our shares of common stock are listed on NASDAQ under the ticker symbol “CDK.”

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of CDK Global, Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and U.S. Bank National Association, as trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of CDK Global, Inc. and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;
•	may be issued in one or more series with the same or various maturities;
•	may be issued at a price of 100% of their principal amount or at a premium or discount;
•	may be issued in registered or bearer form and certificated or uncertificated form; and
•	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global debt securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);
•	the price or prices of the debt securities of the series at which such debt securities will be issued;
•	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;
•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);
•	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

•	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;
•	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;
•	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
•	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
•	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;
•	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
•	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;
•	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
•	any changes or additions to the provisions of the indenture dealing with defeasance;
•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;
•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;
•	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
•	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;
•	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;
•	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;
•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;
•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;
•	any provisions granting special rights to holders when a specified event occurs;
•	any co-issuer;
•	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and
•	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

•	securities in bearer form;

•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);
•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;
•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and
•	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

•	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;
•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

•	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;
•	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or
•	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

•	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;
•	failure to pay interest on the debt securities of that series within 30 days of the due date;
•	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;
•	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or
•	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 30% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;
•	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and
•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

•	reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;
•	change the provisions applicable to the redemption of any debt securities;
•	make any debt securities payable in money or securities other than those stated in the debt securities;
•	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder's debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;
•	except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;
•	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or
•	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;
•	to provide for the assumption by a successor company of the obligations of the Company under the indenture;
•	to add guarantees with respect to the debt securities or to secure the debt securities;
•	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;
•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;
•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;
•	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);
•	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;
•	to approve a particular form of any proposed amendment;
•	to provide for the issuance of additional debt securities of any series;
•	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;
•	to comply with the rules of any applicable depositary;
•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or
•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not CDK Global, Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not CDK Global, Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, CDK Global, Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;
•	the offering price for such debt warrants, if any;
•	the aggregate number of such debt warrants;
•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);
•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution or adjustment provisions of such debt warrants, if any;
•	the redemption or call provisions, if any, applicable to such debt warrants; and
•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;
•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;
•	the designation and terms of the offered securities purchasable upon exercise of such warrants;
•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution provisions of such warrants, if any;
•	the redemption or call provisions, if any, applicable to such warrants; and
•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	if appropriate, any special United States federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
•	sell shares of common stock short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or
•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any other offering expenses;
•	any securities exchanges on which the securities may be listed;
•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices that may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on the Nasdaq Global Select Market (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;
•	insurance companies;
•	pension funds;

•	investment companies; and
•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from CDK Global, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2017, and the effectiveness of CDK Global, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the inclusion of expense allocations for certain corporate functions historically provided by Automatic Data Processing, Inc. and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$500,000,000

CDK Global, Inc.

5.875% Senior Notes due 2026

PROSPECTUS SUPPLEMENT

June 4, 2018

Joint book-running managers

J.P. Morgan

BofA Merrill Lynch	Morgan Stanley	MUFG	US Bancorp	Wells Fargo Securities

Senior co-managers

BMO Capital Markets	BB&T Capital Markets	Citigroup	Citizens Capital Markets	Lloyds Securities

Co-managers

Danske Markets	Huntington Capital Markets	Ramirez & Co., Inc.